                                    BY-LAWS
                                      AND
                                   ARTICLES OF
                                 INCORPORATION



                       For the Government of the Society
                                and Its Members

                                REVISION OF 1998


                                    By-Laws

                                      and

                           Articles of Incorporation

                                       of

                                 MODERN WOODMEN
                                   OF AMERICA
                                1701 1st Avenue
                          Rock Island, Illinois 61201



                       For the Government of the Society

                                and Its Members

  Revised, Amended, and Adopted at a Meeting
          of the National Convention
Held at Nashville, Tennessee, June 22-24, 1998


  STATE OF ILLINOIS

ROCK ISLAND COUNTY

   I, J. V. Standaert, do hereby certify that I am the National Secretary of Modern Woodmen of America, a corporation, and, as such National Secretary, I am the keeper and custodian of its books, papers, and records; that the following is a true and correct copy of the By-Laws and Articles of Incorporation of said corporation, and of all amendments thereto, as shown by said records, in force on and after the first day of September, A.D. 1998, and which are now in force.

   Given under my hand and the official seal

of said corporation, this

day of ,                                A.D. .




                 National Secretary, Modern Woodmen of America


                                   By-Laws of

                           Modern Woodmen of America

                                    - 1998 -

                                   CHAPTER 1

                                  The Society

   Sec. 1. NAME AND LOCATION. The name of this Society shall be--

                           MODERN WOODMEN OF AMERICA

and its principal office shall be at the City of Rock Island, in the County of Rock Island, in the State of Illinois.

   Sec. 2. NATURE, PURPOSES AND OBJECTIVES. This Society is a fraternal benefit society incorporated under the laws of the State of Illinois. It is the objective and purpose of the Society to bring together persons of exemplary habits and good moral character into a fraternal benefit society and thereby to provide for the social, intellectual, moral, and physical improvement of its members; to promote fraternal relationships and foster acts of fraternity, charity, and benevolence by and among its members; to provide opportunities for service to others and community; to encourage and strengthen the concept of the conventional and traditional family unit; to assist its members in living in harmony with their environment; and to provide death, disability, annuity, and other benefits, rights, and privileges to its members and their beneficiaries as authorized by these By-Laws and in accordance with the laws of Illinois pertaining to fraternal benefit societies.

                                   CHAPTER 2

                                   MEMBERSHIP

   Sec. 3. MEMBERSHIP. The Society, in accordance with rules and regulations prescribed by the Board of Directors, may admit as Beneficial members persons of qualified age who have furnished such acceptable evidence of insurability as may be required for a life insurance, disability, or annuity certificate and who support the general objectives and purposes of the Society.


   The Society may admit as Social members persons of qualified age who are not Beneficial members, but who support the general objectives and purposes of the Society and desire to become members of a local Camp and pay the required dues. Social members are not eligible to hold an elective or appointive Camp office or to serve as a delegate, alternate or committeeman to any County, District, State or National Convention, or to vote in the selection of such delegate or alternate or to vote upon the application of any person for Beneficial membership, or on any matter affecting the rights of Beneficial members as such; PROVIDED, HOWEVER, Social members shall have the right to attend meetings of any local Camp, participate in the election of all elective Camp officers, and shall have the right of voice and vote in matters of policy or government of the local Camp except as in these By-Laws restricted.

Beneficial members who have not attained sixteen years of age shall not have a voice in the management of the Society.

No member shall have a contractual right to any fraternal benefits provided by the Society.

   Sec. 4. APPLICATIONS. Applications for membership shall be made on forms prescribed by the Board of Directors. It shall be the duty of the Camp Consul to appoint three Beneficial members as a standing Investigating Committee on Applicants to investigate the character and qualifications of an applicant for membership and report its findings as early as possible to the Camp. The Camp may accept or reject any application for Beneficial membership by vote of its Beneficial members only. If three or more negative votes shall be cast, the applicant shall be rejected. Reconsideration of an unfavorable ballot can be had at the same meeting at which the ballot was taken, or at the next regular meeting, if two-thirds of the Beneficial members of such Camp, present at such meeting, vote in favor of such reconsideration.

   Reconsideration of the election of an applicant may be made by a majority vote of the Beneficial members of the Camp present at such meeting, if done prior to the issuance of the membership certificate or the adoption of the applicant. The National Secretary, on being notified of such action shall not issue the certificate. Adoption of applicants elected to membership shall be in accordance with the Society's Ritual.

   Sec. 5. CAMP MEMBERSHIP. A member must hold membership in a Camp, but cannot belong to more than one Camp. A member who wishes to transfer membership to another Camp, may do so by advising the National Secretary and complying with the procedure required by the Society's Board of Directors for such transfer.

                                   CHAPTER 3

                                  CERTIFICATES

   Sec. 6. CERTIFICATES--PROVISIONS AND RATES. All certificates of insurance to be issued by the Society shall be upon such forms and plans and shall provide for such benefits, privileges, and options, with such premium rates and such mortality, interest and other assumptions, all as may from time to time be prescribed by the Society's Board of Directors, and authorized by the laws of the State of Illinois.

   Sec. 7. M.W.A. 4 PERCENT CERTIFICATES--OTHER CERTIFICATES AND PREMIUMS.

   (a) M. W. A. 4 Percent Certificates. Every certificate in force issued for insurance that became effective subsequent to July 1, 1919, and on which the premiums were computed on the basis of the Modern Woodmen of America Table of Mortality and 4 percent interest, is hereby designated a Modern Woodmen of America 4 Percent (M.W.A. 4 Percent) certificate. Each member holding this form of certificate shall pay dues as provided in Section 8 in addition to the rate indicated in the certificate.

   (b) Other Certificate Forms. Each member holding other than a M.W.A. 4 Percent certificate shall pay therefor the premiums indicated therein which shall include dues.

   (c) Liability of Members for Premiums. Every Beneficial member shall be liable for and shall pay a premium at the rate specified in the certificate and any rider attached thereto, or as otherwise provided in these By-Laws. Premium payments as herein provided shall be a condition precedent to the continuing in force of the certificate and any rider for which the payment is required, subject to any nonforfeiture provisions applicable to such certificate. Unless otherwise specified in the certificate, payments are due on the first of the month, or the first day of the premium-paying period, if the premium is paid other than monthly.

   Unless otherwise specified in the certificate, there shall be a grace period of one month during which said premium payment may be made. During such period of grace the certificate shall remain in full force, but if the member shall die within said grace period, a monthly premium shall be deducted in any settlement under the certificate.

   After the death of a member no premium shall be collected or received on said member's account unless it be so ordered by the Board of Directors. When so ordered, a premium for the month of the member's death shall be paid as a condition precedent to the Society's liability under any certificate of such member. PROVIDED, FURTHER, that payment by said member, and the acceptance and retention thereof by the Society, of payments as aforesaid on account of any certificate or rider after same has ceased to be in force, shall not have the effect of continuing said certificate or rider in force, but the Society shall return such payments to the member, if living, and if dead, to the beneficiary or beneficiaries.

   Sec. 8. DUES. Dues shall be 35 cents per month to be paid by Social and Beneficial members. Members holding only Paid-Up or Extended Term certificates shall be exempt from the payment of dues. Any member of the Society who fails to pay any required dues in the manner and within the time as provided in these By-Laws shall not be entitled to any of the rights and privileges of membership except the right of reinstatement provided in his or her certificate and in these By-Laws. Upon expiration of such right of reinstatement and termination of all other benefits provided by any certificates of insurance, such person shall cease to be a member of the Society.

   Sec. 9. NONFORFEITURE PROVISIONS OF M. W. A. 4 PERCENT CERTIFICATES. Nonforfeiture options, in addition to those specified in M.W.A. 4 Percent certificates, may be granted by the Board of Directors when permitted by the laws of the State of Illinois.

   Sec. 10. ALLOCATION OF SURPLUS. Whenever, in the judgment of the Board of Directors, it shall become necessary or advisable to allocate or apportion to certificateholders any surplus in the funds held for the purpose of assuring the performance of outstanding certificates on their terms, such allocation or apportionment shall be made on the basis of each certificate's contribution to such surplus, as determined by said Board of Directors.

   Sec. 11. MAINTENANCE OF RESERVES. If it shall be shown that the admitted assets of the Society, as set forth in the Annual Statement furnished to the Insurance Department of the State of Illinois, shall be less than the sum of all accrued liabilities of the Society, the Board of Directors shall cause to be calculated, allocated, and apportioned the amount of reserve deficiency.

In such event, the National Secretary shall notify each member affected thereby and there shall be paid by the member to the Society the equitable proportion of such deficiency as ascertained by the Board of Directors; and if such payment is not made, same shall stand as an indebtedness against the reserve or equity of the certificate and draw interest compounded at 5 percent per annum, but there shall be no personal liability for any such payment beyond the reserve or equity of the certificate. In lieu of such indebtedness or in combination with it, the member may consent to an equitable reduction in benefits.

Sec. 12. DEFAULT AND SUSPENSION. A premium, including any required dues, not paid on or before its due date is in default. A certificate for which any premium is in default shall be void without notice to the member and all payments thereon forfeited and deemed fully earned, subject, however, to the nonforfeiture provisions, if any, available in such certificate, the right of reinstatement and the terms of the grace period as in the certificate and these By-Laws specified.

   Nothing in this section shall prevent the National Secretary from giving notice concerning the suspension or reinstatement of a member or certificate.

   Sec. 13. REINSTATEMENT. A certificate on which any premium is not paid when due, may be reinstated by complying with the reinstatement provision contained in said certificate. Certificates not containing a provision for reinstatement may be reinstated within three years after such due date, if the certificate has not previously been surrendered for its cash value, subject to: (a) providing evidence of insurability satisfactory to the Society of all persons insured under said certificate, (b) payment of all overdue premiums with interest at the rate of 5 percent per annum compounded annually, and (c) payment or reinstatement of any indebtedness existing on the date of premium default with loan interest compounded annually to the date of reinstatement.

   If reinstatement is not effected as provided in this section, any payment made for such purpose shall be returned to the member, if living, and if dead, to the beneficiary or beneficiaries.

   Sec. 14. FUNDS. All assets shall be held, invested and disbursed for the use and benefit of the Society and no member or beneficiary shall have or acquire individual rights therein or become entitled to any apportionment or the surrender of any part thereof, except as provided in the member's contract.

   The Society may create, maintain, invest and apply any special fund or funds necessary to carry out any purpose permitted by the Articles of Incorporation and By-Laws of the Society.

                                   CHAPTER 4

                                  THE CONTRACT


   Sec. 15. CONTRACT. The insurance contract shall consist of the certificate and riders, the application, declaration of insurability and the Articles of Incorporation and By-Laws of the Society, as they exist at the time of the issuance of the certificate, and as they may be thereafter amended; except that any amendment shall not destroy or diminish benefits which the Society contracted to give in the certificate as of the date of issuance.


   Sec. 16. MISSTATEMENT OF AGE. If the age is misstated in the application for insurance, the death benefit will be adjusted as provided in the age provision in the certificate.


   If the certificate does not contain an age provision and the age is misstated in the application for insurance, the amount of insurance payable under the certificate shall be that amount which the premiums actually paid would have purchased at the correct age at the date of issue, and any value or benefits payable thereunder shall be based on the correct age and correct amount of insurance.


   Sec. 17. NO WAIVER OF ANY BY-LAWS. No local Camp, or officer or member thereof, is authorized or permitted to waive any of the provisions of the By-Laws of this Society which relate to the insurance contract. Neither shall any knowledge or information obtained by, nor notice to any local Camp or officer or member thereof, or by or to any other person, be held or construed to be knowledge of or notice to the Society, or the officers thereof, until after said information or notice has been presented in writing to the National Secretary.

   Sec. 18. BENEFICIARIES AND VESTING OF INTEREST. Death benefits may be made payable to such person or persons, entity or interest as may be permitted by the statutes of Illinois and authorized by the Board of Directors, provided that no person, entity or interest shall be designated as a beneficiary in any certificate unless such person, entity or interest is eligible to be so designated under the applicable state laws.

   No beneficiary shall have or obtain any vested interest in the proceeds of any certificate until such proceeds have become due and payable in conformity with the provisions of the insurance contract.

   Sec. 19. ASSIGNMENT. A certificate may be assigned subject to the Society's rules. An assignment of a certificate shall not be binding upon the Society unless in writing and until the original or duplicate thereof is filed at the Home Office. Assignments shall be subject to any indebtedness to the Society on the certificate. No responsibility for the validity or sufficiency of assignments will be assumed by the Society.

   Sec. 20. BENEFICIARIES AS A CLASS. When beneficiaries are designated to take under the provisions of these By- Laws as a class or survivors of a class and not by individual names, unless otherwise specified in the beneficiary designation set forth in any certificate heretofore or hereafter issued, the following definitions shall control:

   (a) Children and Lawful Children. These terms are synonymous and describe a beneficiary class which includes only children by legal adoption and legitimate blood relationship, excluding any posthumous child.

   (b) Issue and Lawful Issue. These terms are synonymous and describe a beneficiary class which includes only lineal descendants by legitimate blood relationship, or through legal adoption, and excluding any posthumous child. A child adopted by any descendant shall have the same rights as children by legitimate blood relationship.

   (c) Any other class of beneficiaries shall be deemed to include only members of that class by legitimate blood relationship or through legal adoption.

   Sec. 21. PRIOR DEATH OF BENEFICIARY--DISPOSITION OF BENEFITS. If the death of any beneficiary designated by name in any certificate heretofore or hereafter issued shall occur prior to the death of the insured, the amount made payable to such deceased beneficiary shall be payable in the manner prescribed in said certificate; PROVIDED, HOWEVER, that if said certificate contains no provision for such payment, then and in that event the amount made payable to such deceased beneficiary shall be payable in equal shares to the surviving beneficiaries entitled to take under said certificate. PROVIDED, FURTHER, if no beneficiary survives the insured, the amount made payable under said certificate shall be payable to the insured's surviving spouse; if no spouse survives, to the insured's children, equally, a child or children of a deceased child taking the share of the deceased parent; if none such, to the insured's mother; if no mother, to the insured's father; if no father, to the insured's surviving brothers and sisters, share and share alike; and if no brothers or sisters, to the insured's estate. THE ABOVE NOTWITHSTANDING, HOWEVER if said certificate has been assigned in accordance with the provisions of Section 19 of these By-Laws, then the applicable provisions of said assignment, if any, shall control.

   Sec. 22. DEATH OF INSURED BY THE HAND OF A BENEFICIARY. If any insured shall die (except by accident) at any time by the hand of any beneficiary or beneficiaries whether sane or insane, such beneficiary or beneficiaries shall thereby automatically become disqualified and shall not be entitled to receive any of the proceeds of said insured's certificate of insurance, and payment shall be made in accordance with the provisions of Section 21 of these By-Laws. For that purpose, said beneficiary or beneficiaries shall be considered to have predeceased the insured.

   Sec. 23. SIMULTANEOUS DEATH. Where any insured and any designated beneficiary or beneficiaries determined by reference to these By-Laws shall have died and there is not sufficient evidence that they have died otherwise than simultaneously, the amount made payable to such deceased beneficiary shall be payable in the same manner as if the insured had survived the beneficiary.

   Sec. 24. PROTECTION AGAINST SUBSEQUENT CLAIM. In the event the Society has in good faith paid any benefits before its National Secretary has received satisfactory proof in writing that the payee was not for any reason entitled to receive such payment, the Society shall be under no obligation to pay said benefits again.

   Sec. 25. CHANGE OF BENEFICIARY OR METHOD OF PAYMENT. At any time while a certificate is in force and the insured is living, the beneficiary or the method of payment of benefits may be changed by filing written notice in form satisfactory to the Society at its Home Office. When acknowledged in writing by the National Secretary the change will take effect on the date notice was signed, subject to any payment made or other action taken by the Society before such acknowledgment. The Society may require that the certificate be presented for endorsement of any such change.

   Any attempt to change the method of payment or the payee of the benefits of any certificate or rider by will or otherwise than by strict compliance with the provisions of these By-Laws shall be absolutely null and void.

   Sec. 26. SUBSTITUTE CERTIFICATE. If a certificate has been lost, or destroyed, or is beyond the insured's control, a substitute certificate may be issued upon receipt of a waiver of all claims thereunder in form satisfactory to the Society at its Home Office.

   Sec. 27. AMOUNTS DUE MINORS. If any individual who is entitled to all or a portion of an amount payable under the terms of an insurance certificate is a minor, the Society may, in its discretion, pay the sum due such minor in installments for a total of not over $2,000 per year to the person or persons who, in the sole opinion of the Society, are caring for and supporting such minor, and such payment will be a complete discharge of the Society's liability to the extent of such payment.

                                   CHAPTER 5

                                     CLAIMS


   Sec. 28. CLAIMS. Claims under any certificate or rider shall be submitted on forms prescribed by the Board of Directors. The furnishing of such forms shall not constitute an acknowledgment of liability nor be deemed a waiver of any rights or defenses available to the Society, nor shall it be deemed a waiver of the right to demand further proofs.

   If no claim is received by the Society from one qualified to submit a claim within five years from the date it is established from the records of the Society that monies became due and payable, or if the proper claimant cannot be located within said period of time, the benefits provided in the insured's certificate or certificates shall be paid into the Society's Fraternal Aid Fund.

   Sec. 29. FURNISHING PROOF. After the occurrence of a contingency upon which a claim is based, the claimant must, within 18 months thereafter, unless otherwise provided in the certificate, file satisfactory proof of claim with the National Secretary before any liability under the certificate shall accrue against the Society.

   Sec. 30. ACTION ON ANY CERTIFICATE. Unless otherwise provided in the certificate, or except in case of a rejected claim, no legal action on any certificate shall be commenced within a period of 90 days after receipt by the National Secretary of required proofs. Action for recovery shall not be maintained unless commenced within 18 months after the cause of action has accrued, except as otherwise required by certificate provision or applicable state law.

                                    CHAPTER 6

                              FRATERNAL ACTIVITIES


   Sec. 31. FRATERNAL DEPARTMENT. The Board of Directors shall have authority to create and maintain a Fraternal Department to supervise the formation and conduct of youth Service Clubs; to assist local Camps with their activity programs; to promote fraternal relationships and foster acts of fraternity, charity, and benevolence by and among its members; and to promote involvement in civic, youth, educational, patriotic and community service projects in behalf of this Society.


   Sec. 32. OFFICIAL PUBLICATIONS. The Board of Directors shall have authority to provide official publications for Beneficial and Social members.


   Sec. 33. HOSPITALS--ASYLUMS--HOMES--SANATORIUMS. The Board of Directors, subject to applicable state laws, shall have the authority to create, maintain and operate for the benefit of the Society's sick, disabled, aged or distressed members and their families and dependents, hospitals, asylums, homes or sanatoriums, and for such purpose may own, hold or lease personal property and real property located within or without the State of Illinois, with necessary buildings thereon.

   Sec. 34. FRATERNAL BENEFITS. The Board of Directors shall have authority to furnish aid or relief to sick, disabled, or needy members and to provide such other benevolent, charitable, educational, patriotic, welfare or fraternal benefits as it may authorize from time to time.

                                   CHAPTER 7

                              NATIONAL CONVENTION

   Sec. 35. NATIONAL CONVENTION DEFINED. When in regular, adjourned, or special session assembled, the National Convention shall be composed of the delegates last elected by the various State Conventions, as in these By-Laws provided, any Past President and any Past National Secretary, if appointed to life membership thereof by resolution at any session thereof, its elective officers, its appointive officers, and standing committees, but only said delegates, the President, Adviser, National Secretary, members of the Board of Directors and any such Past President and any such Past National Secretary shall have the right to vote and no vote shall be by proxy. The elected delegates shall have not less than two-thirds of the votes in the National Convention.


   Sec. 36. POWERS OF NATIONAL CONVENTION. The National Convention, as defined in Section 35 hereof, is the legislative and governing body of this Society, and at its regular meetings, as hereinafter provided, and at any adjourned or special meeting called in accordance with the provisions of these By-Laws, shall possess jurisdiction over all subordinate bodies. It shall be the judge of the election and qualification of its own members, and may do and perform any and all other acts and things by it deemed essential to the welfare and perpetuity of the Society.

   When in session assembled at a regular meeting, the National Convention shall have power to make laws, rules, and regulations for the government of this Society, which shall not be in conflict with the Articles of Incorporation of this Society or the laws of the State of Illinois; prescribe the ritualistic work; receive and consider reports of its officers and committees; consider and finally determine all appeals taken from the decisions of the President, or the Board of Directors, which may be hereinafter provided for; elect officers for the ensuing term, and transact such other business as may be by it deemed necessary or expedient to carry out the purposes and objectives of this Society.

   Sec. 37. QUORUM. At any regular, adjourned, or special meeting of the National Convention as defined in Section 35, a quorum shall consist of a majority of those entitled to vote, according to the provisions of said Section 35.

   Sec. 38. REGULAR MEETINGS OF THE NATIONAL CONVENTION. From and after A.D. 1950, regular meetings of the National Convention shall be held in each fourth calendar year, at such time and place as may be fixed by the Board of Directors.


   Sec. 39. SPECIAL MEETINGS OF THE NATIONAL CONVENTION. Special meetings of the National Convention shall be called by the President, if requested by five members of the Board of Directors. At least twenty days prior to such meeting, written notice shall be given to each officer, delegate and alternate elected to the last National Convention. Such notices, specifying the object of such meeting and the time and place of the holding thereof, shall be prepared by the National Secretary and sent by first-class mail to said officers, delegates and alternates at their respective addresses of record on the Society's then current official mailing list.

   Sec. 40. NUMBER OF DELEGATES--BASIS OF REPRESENTATION. The National Convention shall consist of 190 elected delegates. The number of members who have attained sixteen years of age as of the first day of July preceding each regular quadrennial meeting of the National Convention will be divided by 190 to obtain the basis of representation number. The number of delegates to which a state is entitled will be determined by dividing the membership of Camps located within the State, as shown by the recapitulation sheet as specified in these By-Laws, by the basis of representation number. If any State is shown to have a number of members less than the basis of representation number, the Board of Directors may combine States by assigning such State to any contiguous State for the purpose of representation in the National Convention. Each State or combination of States shall be entitled to at least one delegate to the National Convention. When the membership of a State or combination of States cannot be evenly divided by the basis of representation number and all delegates have not otherwise been allocated, then any remaining delegates shall be assigned in descending order to those States, or combination of States, having closest to the number of members required for an additional delegate until the 190 elected delegates have been allocated.

   If a State has been assigned to another State for the purpose of representation, the National Secretary shall advise all the Camps therein of such action by mailing written notice to the Secretary of each such Camp on or before the first day of February preceding the date set under these By-Laws for the meeting of State Conventions. Upon mailing such notice, the delegates from each and every County or District Convention in any State so assigned shall be entitled to attend and participate in the meeting of the State Convention of the State to which so assigned, with the same rights, duties and privileges as other delegates, and for that year there shall be no State Convention held in the State so assigned.


   Sec. 41. ATTENDANCE. Each member of the National Convention shall be required to attend all sessions of the National Convention and no member shall be excused from attendance to any session except on a personal application to be excused, and a two-thirds vote of the National Convention granting absence therefrom.


   Sec. 42. REIMBURSEMENT FOR ATTENDANCE AT NATIONAL CONVENTION. The National Convention shall make such reimbursement of expenses to its officers, delegates and committeemen actually in attendance at any regular, special, or adjourned meeting, as may be determined at such meeting. Such reimbursement shall not be made prior to the last day of said meeting.

                                   CHAPTER 8

                               SOCIETY'S OFFICERS

   Sec. 43. ELECTIVE OFFICERS. The elective officers of this Society shall consist of a President, an Adviser, a National Secretary, a Board of seven Directors (including the President and the National Secretary), an Escort, a Watchman, and a Sentry. They shall be Beneficial members of this Society.


   Sec. 44. ELECTION AND INSTALLATION OF ELECTIVE OFFICERS. The officers named in Section 43 shall be elected by a majority vote at each regular meeting of the National Convention. They shall be installed by someone selected by the President to perform that duty, at the meeting of the National Convention at which they are elected. In the event that any member elected to office is not present at the appointed time to be installed, unless excused by two-thirds vote of all members of the National Convention, the office shall be declared vacant, and a vote taken at once and a substitute elected and installed.

   Sec. 45. APPOINTIVE OFFICERS. The Board of Directors shall designate such appointive offices as it may deem advisable and necessary, and shall appoint individuals to fill the designated appointive offices. The duties and tenure of all appointive officers, who must be Beneficial members of the Society, shall be determined by said Board of Directors.

   Sec. 46. TERM OF OFFICE. All of the elective officers of the Society shall be elected for the ensuing quadrennial term, commencing on the first day of the month following their election and shall serve until their successors are duly elected or, appointed and qualified, provided, however, that no elective officer may serve beyond the last day of the calendar month preceding the month in which said officer's 66th birthday occurs.

   Sec. 47. REPORTS OF OFFICERS TO NATIONAL CONVENTION. At each quadrennial meeting of the National Convention, reports in summary form for the four-year period ending December 31 preceding the National Convention, shall be submitted in printed form by the Board of Directors including such reports of officers as the Board of Directors may require.

   Sec. 48. OFFICERS TO TURN OVER PROPERTY TO SUCCESSORS. All officers shall, at the conclusion of their terms of office, and upon the election or appointment and qualification of their successors, turn over to them all moneys, securities, records, vouchers, seals, papers, and property of every kind pertaining to their respective offices, upon being furnished receipts therefor by their successors.

   Sec. 49. BONDS OF OFFICERS AND EMPLOYEES. The Board of Directors shall procure and maintain in force surety bonds on such officers and employees of the Society in such form and at least in such amount as required and specified by the Department of Insurance of the State of Illinois.

   Sec. 50. INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES. The Society shall indemnify each officer, director or employee, now or hereafter serving the Society, against the reasonable expenses, including attorneys fees, of any and all claims, liabilities, penalties, forfeitures and fines to which he or she may be or become subject by reason of having served in any such capacity, except as to matters as to which such director, officer or employee was guilty of gross negligence or misconduct in the performance of his or her duties. Such indemnification shall also extend to instances where at the request of the Society the individual serves as a director, officer, employee, trustee or agent of another enterprise. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled.

                                   CHAPTER 9

                                   PRESIDENT

   Sec. 51. EXECUTIVE OFFICER. The President shall be the chief executive officer of the Society and ex officio a member of the Society's Board of Directors and presiding officer thereof; shall preside at meetings of the National Convention; shall consider charges and discipline local Camps for violations of the By-Laws of the Society; may suspend adoption of new members in any locality in which Camps of the Society shall exist when in the best interests of the Society; and shall perform such other duties as shall be imposed by these By-Laws, or the Board of Directors.

   Sec. 52. SHALL PROMULGATE PASSWORDS AND BE INSTRUCTOR IN SECRET WORK. The President shall select and promulgate, through the National Secretary, to the local Camps, the Passwords, and shall be custodian of the Society's secret work and the official instructor therein.

   Sec. 53. PRESIDENT MAY REMOVE CAMP OFFICER--VACANCY--HOW FILLED. The President may remove from office any local Camp officer except the Camp Secretary when in the best interest of the Society, and may fill such vacancy subject to confirmation by the Board of Directors. Once removed, a former Camp officer may not hold any Camp office until deemed eligible by the President.

   Sec. 54. SUBSTITUTE AND SUCCESSOR. In case of the President's temporary inability to act during the interim between the meetings of the National Convention or in the event of a temporary vacancy of office during such interim, the duties of the President shall devolve upon some person selected by the Board of Directors. In the event that the office of President shall become permanently vacant, by death or otherwise, then the same shall be filled by the Board of Directors, as provided in these By-Laws.

   Sec. 55. DECISIONS AND APPEALS THEREFROM. The decision of the President on all questions involving a construction of the By-Laws of this Society shall be final and binding upon all officers and members, when publicly promulgated or privately communicated, unless reversed or modified by the Board of Directors. Any person aggrieved by any decision of the President may, within sixty days after the rendition of such decision, appeal therefrom to the Board of Directors.

                                   CHAPTER 10

                               NATIONAL SECRETARY

   Sec. 56. ADMINISTRATIVE OFFICER. The National Secretary shall be the chief administrative officer of the Society and ex officio a member of the Society's Board of Directors. Unless otherwise delegated by the Board of Directors, the National Secretary shall be the corresponding and accounting officer of the Society, responsible for the maintenance and custody of all the records and files of the Society and of all surety bonds; shall keep a full and complete record of the proceedings of the National Convention; maintain a written record of all proceedings and decisions of the Board of Directors (such records to be attested by the President), making certified copies thereof when required; and shall perform such other duties as may be imposed by these By-Laws or the Board of Directors.

   Sec. 57. MAY DELEGATE AUTHORITY TO PERFORM DUTIES AND EXERCISE POWERS OF OFFICE. The National Secretary may delegate to another person or persons the authority to perform the administrative duties and exercise the administrative powers of the office. Any such delegation shall be subject to confirmation by the Board of Directors.

   Sec. 58. SUBSTITUTE AND SUCCESSOR. If during the interim between the meetings of the National Convention the National Secretary is temporarily unable to act and has not previously delegated the authority of office as provided in Section 57, then such authority shall devolve upon some person selected by the Board of Directors. In the event that the office of National Secretary shall become permanently vacant, by death or otherwise, then the same shall be filled by the Board of Directors, as provided in these By-Laws.

   Sec. 59. MAY APPOINT AND REMOVE CAMP SECRETARIES. Subject to confirmation by the Board of Directors, the National Secretary may appoint and remove local Camp Secretaries when in the best interests of the Society.

   Sec. 60. MAY TAKE CONTROL AND CUSTODY OF PROPERTY AND RECORDS--REMOVE OFFICERS--VACANCIES--HOW FILLED. The National Secretary may, either in person or through an auditor, inspector or other person duly authorized for such purpose, take control and custody of the books, records, moneys, securities, property, funds, supplies, and accounts of any local Camp or officer thereof. When in the best interest of the Society the National Secretary may either personally or through such auditor, inspector, or other person, remove from office any local Camp officer, fill such vacancy subject to confirmation by the Board of Directors, and authorize the transfer of the aforesaid items of property from one Camp officer to another. Once removed, a former Camp officer may not hold any Camp office until deemed eligible therefore by the National Secretary.

                                   CHAPTER 11

                               BOARD OF DIRECTORS

   Sec. 61. HOW COMPOSED. The Board of Directors shall consist of the President, the National Secretary, and five additional Beneficial members of this Society, who have been elected as Directors at the regular meeting of the National Convention or who have been selected by the Board of Directors to fill an interim vacancy.

   Sec. 62. POWERS AND DUTIES. The Board of Directors shall act as the governing body of the Society when the National Convention is not in regular, adjourned, or special meeting; administer the corporate powers of the Society; protect its charter, construe the laws of the Society; do any and all other things by it deemed advisable to carry out the objectives of the Society and not otherwise provided, reserved or prohibited by the By-Laws; and perform such other duties as may devolve upon it by the laws of the State of Illinois and the By-Laws of the Society.

   Without prejudice to the general powers conferred by this Section and other powers conferred by statute, by the Articles of Incorporation and by other provisions of these By-Laws, it is hereby expressly declared that the Board of Directors shall have the following specific powers,

   (a) To have full control of all the Society's funds, investments, and property with power of disposition.

   (b) To designate all banks or depositories in which funds of the Society shall be deposited.

   (c) To designate corporate custodians to receive and hold for safekeeping the investment securities of the Society.

   (d) To direct and have charge of the field work of the Society with power to appoint or remove all field representatives, fix their compensation, prescribe the territorial jurisdiction in which the Society shall operate and to do whatever else appears necessary or advisable in the promotion of the field work of the Society, with power to designate any person or persons to conduct the field work under the Board's supervision.

   (e) To waive wholly or in part restrictions in outstanding certificates whenever the Board deems same to be for the best interest of the Society.

   (f) To examine and pass upon all claims against the Society, and direct and control the payment thereof.

   (g) To have power to appoint and remove local Camp Secretaries.

   (h) To have power to remove from office any officer of the Society for good cause, after a fair hearing.

   (i) To have power to fill any vacancy in an elective office during the interim between meetings of the National Convention.

   (j) To prescribe Rituals which shall be printed in the English language only.

   (k) To determine bonding requirements for local Camp officers and field representatives of the Society and to require payment of premiums therefor.

   (l) To fix the salaries or compensation of all elective and appointive Officers and Directors of the Society; PROVIDED, HOWEVER, that no appointive officer or ex officio member of the Board shall receive additional compensation as a Director.

   (m) To delegate any of the powers or duties of the Board of Directors in the course of the current business of the Society to any standing or special committee or to any officer or employee of the Society upon such terms as it may determine.

   Sec. 63. SHALL APPOINT COMMITTEES. The Board of Directors shall prior to each regular National Convention Meeting appoint all Committees, (including a Law Committee), required in connection with such National Convention, determine the number of members on each Committee, prescribe their duties and determine the amount to be allowed for reimbursement of their expenses, unless same is determined by such National Convention. Members of Committees shall be Beneficial members of the Society, both at the time of appointment and at the time of serving, who have attained sixteen years of age.

   Sec. 64. MEETINGS, QUORUM. The Board of Directors shall hold stated meetings at such times as it may determine, but at least once in each calendar quarter. Each member of said Board shall be in attendance throughout each meeting unless excused by said Board. Special meetings shall be held (1) at the call of the President, or (2) at the call of the National Secretary upon request of four members of said Board. Four members of the Board of Directors shall constitute a quorum.

                                   CHAPTER 12
                            OTHER NATIONAL OFFICERS

   Sec. 65. ADVISER. The Adviser shall occupy the second seat of honor in all National Convention meetings. In the absence or inability of the President to preside, the Adviser shall preside at the meetings of the National Convention.

   Sec. 66. ESCORT. The Escort shall assist the other officers in the performance of their duties, conduct officers for installation, and perform such other duties as the President may require.

   Sec. 67. WATCHMAN. The Watchman shall have charge of the inner door and shall perform all duties of the office under the direction of the Adviser.

   Sec. 68. SENTRY. The Sentry shall have charge of the ante-room and outer door, and shall perform such other duties as the Adviser may direct.

                                   CHAPTER 13

                                 LAW COMMITTEE

   Sec. 69. LAW COMMITTEE. The Law Committee shall make a full report to each regular National Convention of all changes in the By-Laws of the Society which it recommends. All changes recommended by the Law Committee shall be published and a copy of such changes mailed by the National Secretary to each National Convention delegate as soon as the names of such delegates have been properly certified. Any additional amendments proposed at the National Convention shall be referred to this Committee. As soon as practicable after the close of the National Convention, the By-Laws, as newly adopted or amended, shall be revised, indexed and printed under the direction of the Board of Directors and the Chairman of the Law Committee. The Law Committee shall hold over until September 1st following the regular National Convention.

                                   CHAPTER 14

                COUNTY, DISTRICT, STATE AND NATIONAL CONVENTIONS

   Sec. 70. ELIGIBILITY OF DELEGATES TO COUNTY, DISTRICT, STATE OR NATIONAL CONVENTIONS. Delegates and alternates elected to any County, District, State or National Convention must be Beneficial members both at the time of election and at the time of serving, who have attained sixteen years of age. Any delegate or alternate elected by a local Camp shall be a member of that Camp. Any delegate or alternate elected by a County or District Convention shall be a member of a Camp located within that county or district. Any delegate or alternate elected by a State Convention shall be a member of a Camp within the jurisdiction of that State Convention.

   Sec. 71. RECAPITULATION SHEET, REPORTS AND INFORMATION. For the purpose of determining representation in the County, District, State and National Conventions, the National Secretary shall prepare a recapitulation sheet which shall show the number of members who have attained sixteen years of age as of the first day of July preceding each regular quadrennial meeting of the National Convention. On or before March 20 preceding each regular quadrennial meeting of the National Convention, the National Secretary shall furnish to each County or District Convention the portion of the recapitulation sheet with respect to the Camps in said county or district. Immediately after the close of the County or District Convention, the Secretary thereof shall complete said reports and return them to the office of the National Secretary. The National Secretary shall furnish to each State Convention the portion of the recapitulation sheet with respect to the Camps in the jurisdiction of said State Convention and such other information as may be necessary to guide the State Convention in electing delegates to the National Convention. Immediately after the close of the

State Convention, the Secretary thereof shall complete such reports as may be required and return them to the office of the National Secretary.

   Sec. 72. BASIS OF REPRESENTATION IN COUNTY, DISTRICT AND STATE CONVENTIONS. The basis of representation of Camps in each County and District Convention shall be one delegate for each 25 members or major fraction thereof as shown on the recapitulation sheet furnished by the National Secretary; PROVIDED, HOWEVER, that each Camp shall be entitled to at least one delegate. The basis of representation of counties and districts in each State Convention shall be one delegate for each 900 members or major fraction thereof as shown on the recapitulation sheet furnished by the National Secretary; PROVIDED, HOWEVER, that each County or District Convention shall be entitled to at least one delegate to the State Convention.

   Sec. 73. ELECTION OF DELEGATES BY LOCAL CAMPS. At the time for the first local Camp meeting in February preceding the regular quadrennial meeting of the National Convention, each Camp shall elect delegates, and one alternate for each delegate, to a County or District Convention. Only those Beneficial members present who have attained sixteen years of age at the time of the election shall be entitled to vote in such election. Where there is but one Camp in a county which has not been combined with another county or counties for a District Convention as provided in these By-Laws, the delegates shall be elected directly by the Camp to the State Convention on the basis of one delegate, and one alternate for each delegate, for each 900 members or major fraction thereof as shown on the recapitulation sheet furnished by the National Secretary; PROVIDED, HOWEVER, that each such Camp shall be entitled to at least one delegate.

   Sec. 74. COUNTY CONVENTIONS. Each County Convention shall convene on the first Wednesday in April preceding each regular quadrennial meeting of the National Convention, at 8 o'clock p.m. or such other hour as shall have been fixed by the preceding County Convention. Said County Convention shall be at the place selected at the last preceding County Convention. Whenever there is a dispute or doubt as to the place of holding such County Convention, or whenever deemed advisable, the National Secretary may change the hour, date, or meeting place of a County Convention and in such event shall notify all of the Camps in the county thereof by mailing notice to their Camp Secretaries.

   Sec. 75. DISTRICT CONVENTIONS. If there are fewer than 451 members, as shown on the recapitulation sheet furnished by the National Secretary, for Camps located in any county, then the Board of Directors may combine any such county with another county or counties in the same state for the holding of a District Convention in lieu of County Conventions. The District Convention shall convene at the time fixed by these By-Laws for the holding of County Conventions. Notice of any such combination and of the meeting place of any such District Convention shall be given by the National Secretary to all Camps to be combined by mailing such notice to each Camp Secretary in such district. Whenever deemed advisable, the National Secretary may change the hour, date, or meeting place of a District Convention and in such event shall notify all of the Camps in the district thereof by mailing notice to their Camp Secretaries.

   Sec. 76. ARRANGEMENTS FOR COUNTY OR DISTRICT CONVENTION--ORDER OF BUSINESS--CONTESTS--ELECTION OF DELEGATES--EXPENSES. The National Secretary shall, on or before the twentieth day of March preceding the regular quadrennial meeting of each National Convention, notify the Secretary of each Camp within the county or district of the place of holding the County or District Convention. The Secretary of the largest Camp at the place of holding the meeting of the County or District Convention shall arrange for the holding of such meeting, call the same to order and preside until a temporary chairman is selected by such Convention. Only the uncontested delegates shall be entitled to vote in the election for the temporary chairman. The next order of business shall be the selection of a Committee on Credentials, and no other business shall be transacted until such Committee shall have completed its work and reported to the Convention and until such report shall have been disposed of by the Convention. The right of any dele-gate or alternate to a seat in any County or District Convention shall not be contested except by a member of a Camp located in the County or District. The next order of business shall be the election of a permanent Chairman and a permanent Secretary, who shall, unless disqualified, hold their respective offices until adjournment of the County or District Convention, and the credentials of those delegates and alternates elected at such Convention have been duly signed and certified and furnished to the National Secretary. The County and District Conventions, when convened, shall elect delegates and one alternate for each delegate to a State Convention. The actual and necessary expenses incurred by County or District Convention delegates shall be paid out of the general fund of the Camps sending such delegates.

   Sec. 77. STATE CONVENTIONS--POWERS--PREROGATIVES--ELECTION OF DELEGATES TO THE NATIONAL CONVENTION. The regular meeting of each State Convention shall be convened and held at the capital of the state at 10 o'clock a.m. on the first Wednesday of May preceding each regular quadrennial meeting of the National Convention. PROVIDED, HOWEVER, that the Board of Directors shall have power to change the date, not later than that determined by this By-Law and to change the meeting place from the capital of any state to such other place in said state as it may determine. At such meeting, delegates, and one alternate for each delegate, to the National Convention shall be elected, as provided in Section 40 of these By- Laws and at such meeting any other business shall be transacted as shall be for the good of the Society in the respective states, provided the same shall not be in conflict with the duties, powers, or prerogatives of the National Convention and its officers.

   Sec. 78. DELEGATES AND ALTERNATES, HOW SELECTED AND DISTRIBUTED. The delegates and alternates provided for in the last preceding section shall be selected and distributed pursuant to and in conformity with the custom which has prevailed in that state; PROVIDED that any State Convention may change the method of selecting said delegates and alternates, and the distribution thereof, if at the last preceding State Convention there shall have been passed a resolution providing for such change. PROVIDED, FURTHER, that the Board of Directors may, when it deems same to be advisable, determine the method of selecting and distributing said delegates and alternates, in which event the National Secretary shall give proper notice to the State Consul and the State Secretary.

   Sec. 79. OFFICERS OF STATE CONVENTIONS--TERMS OF OFFICE. The officers of a State Convention shall be a Consul, who shall preside at its meetings, and a Secretary. They shall be Beneficial members of a Camp within said state, both at the time of election and at the time of serving, who have attained sixteen years of age. They shall perform the duties of their respective offices for the remainder of the session at which they are elected, and at the next session until their successors are elected. Such officers shall not have a vote unless duly elected as delegates to said Convention. In case of removal of domicile of said State Consul or Secretary from the jurisdiction of said State Convention, such removal shall create a vacancy in the office and shall result in a forfeiture of all rights or privileges to mileage and per diem. The Society's Board of Directors may, for cause, remove from office any State Convention officer, declare any such office vacant, and fill any vacancy.

   Sec. 80. ORDER OF BUSINESS IN STATE CONVENTIONS--CONTESTS. The first order of business in a State Convention shall be the selection of a Committee on Credentials by the delegates whose seats are uncontested, and no other business shall be transacted until such committee shall have completed its work and reported to the Convention, and until such report shall have been disposed of by the Convention. The next order of business shall be the election of a State Consul and State Secretary who shall, unless disqualified, hold their respective offices until their successors are elected at the next regular meeting of the State Convention. The State Consul shall preside over the State Convention during the election of National Convention delegates and the transaction of other business. A roll call of delegates shall be in order upon all questions when demanded by five or more members of such Convention. The right to a seat in any State Convention by any member claiming to be a delegate or alternate thereto from any County or District Convention or local Camp shall not be contested except by a member of a Camp located in the same county or district.

   Sec. 81. EXPENSES OF REGULAR QUADRENNIAL STATE CONVENTION MEETINGS. The expenses of regular quadrennial State Convention Meetings shall be paid by the Society. On or before the 31st day of January preceding each regular quadrennial meeting of the National Convention, the Board of Directors shall determine the amount to be allowed for reimbursement of expenses to each delegate in actual attendance and to the State Consul and Secretary holding over, if in attendance. Claim for reimbursement of expenses of delegates and officers attending the regular quadrennial State Convention meeting shall be presented upon blanks provided by the National Secretary and certified by the Secretary of the State Convention.

   Sec. 82. CREDENTIALS OF DELEGATES TO STATE, DISTRICT, OR COUNTY CONVENTIONS. Credentials of the delegates and alternates elected by each local Camp to a State, District, or County Convention shall be duly signed and certified by the Consul and Secretary of such local Camp. The credentials of the delegates and alternates elected by each County and District Convention to a State Convention shall be duly signed and certified by the Chairman and Secretary of such County and District Convention. A certified list of all duly elected State Convention delegates and alternates shall be furnished to the National Secretary.

   Sec. 83. CREDENTIALS OF DELEGATES ELECTED TO NATIONAL CONVENTION. Each State Convention shall, through its Consul and Secretary, certify to the National Secretary the names and addresses of all delegates and alternates elected to the National Convention. The National Secretary shall thereupon mail proper credentials to the delegates and alternates thus certified.

                                   CHAPTER 15

                                  LOCAL CAMPS

   Sec. 84. PETITION FOR CHARTER. Any number of persons residing in any part of the territory, constituting the jurisdiction of this Society may petition the President for a charter to organize a local Camp.

   Sec. 85. GRANTING OF CHARTERS. Upon the receipt of a charter petition, the President may grant a charter to such petitioners, if of the opinion that such action will promote the best interests of the Society.

   Sec. 86. ORGANIZATION OF NEW CAMPS. Upon a charter being granted, the National Secretary shall forward to the field representative organizing such Camp the charter together with rituals, blanks and such supplies as may be necessary for the use of such local Camp. Upon receipt of said supplies and charter, the field representative may organize such Camp, install its officers, and instruct the members in the secret work of the Society; thereupon, said Camp shall become entitled to all the rights, privileges, and benefits of an established local Camp.

   Sec. 87. REGULAR MEETINGS AND QUORUM. Local Camps shall hold regular meetings at least once a month. Upon failure to so meet, unless for good and sufficient reason, the President may revoke the charter of said Camp and transfer the members to another Camp or Camps. A quorum shall consist of five or more Beneficial members who have attained sixteen years of age. Any regular meeting may be adjourned to a date prior to the next regular meeting. Written notice of such adjourned meeting need not be given, and any business may be transacted at such adjourned meeting, except that no trial of a member under charges shall be commenced thereat.

   Sec. 88. INACTIVE CAMP. An inactive Camp is one which has failed to hold a regular meeting, as provided in the last preceding section of the By-Laws, during any six month period. The President is authorized to assign a field representative to build up the membership of such inactive Camp and establish special rules and regulations covering such assignment; PROVIDED, the right of the Camp to act upon and vote upon any applications for membership shall be expressly reserved and safeguarded.

   Sec. 89. OFFICERS' REPORTS. In January and July of each year, the Camp Secretary, Banker and Trustees, shall make complete reports to the Camp of their transactions for the preceding semiannual term.

   Sec. 90. EXAMINATION AND AUDIT OF ACCOUNTS OF CAMP SECRETARY AND BANKER. In January and July of each year, the Camp Secretary and the Banker, if any, shall submit their books, records, accounts, and reports, covering the transactions of the preceding semiannual term, to the Trustees for examination and audit. The Trustees shall pass upon the same and make report of their investigation to the Camp at its next regular meeting or at a special meeting of the Camp called for such purpose.

   Sec. 91. SPECIAL MEETINGS. Special meetings of a local Camp shall be called by the Consul when requested in writing by three or more Beneficial members, who have attained sixteen years of age. At least five days prior to such meeting the Camp Secretary shall mail notice to each member of the Camp. Such notice, specifying the object of said meeting, and the time and place of the holding thereof, shall be sent by first class mail to said members at their post office addresses last furnished. Notice of a special meeting for the purpose of adopting applicants or to attend funerals may, however, be given by publishing the same in a newspaper of general circulation, issued at the point nearest to which the Camp is located, at least one day prior to the time of holding such meeting.

   Sec. 92. CONSOLIDATION OF CAMPS. Should two or more Camps so desire, they may consolidate, if approved by the President, if at a regular or special meeting called for that purpose, at which such matter is to be determined, two-thirds of the members of each Camp present shall vote in favor thereof. Notice of such proposed consolidation shall first be given to each member in each Camp, as provided in Section 91 hereof. In case of consolidation, the resolution adopted by each Camp desiring such consolidation, together with the charter of the dissolving Camp, shall be forwarded to the National Secretary. All property and funds of the dissolving Camp shall become the property of the consolidated Camp, and all legal liabilities of the dissolving Camp shall be assumed by the consolidated Camp.

   Sec. 93. REVOCATION OF CHARTERS AND CONSOLIDATION OF CAMPS BY PRESIDENT. The President may, when in the best interest of the Society, revoke the charter of any Camp or consolidate two or more Camps, or create a new Camp through the consolidation of two or more Camps. The President shall fix and determine the conditions and terms of any such revocation or consolidation, including the disposition of the assets and liabilities of all Camps affected. No such distribution or disposition shall inure to the personal benefit of an individual member. Any aggrieved Camp may within 60 days appeal to the Board of Directors concerning any act of the President done under this Section.

   Sec. 94. DISPOSITION OF AFTER DISCOVERED ASSETS. Subsequent to a revocation or consolidation and after a plan of disposition of assets and liabilities has been accomplished as specified in Section 93, any assets, the existence of which were not known or otherwise not included in such a plan, shall be transferred, sold or liquidated. The President shall fix and determine the disposition of such assets. The President and National Secretary shall have authority to convey good and sufficient title to such assets.

   Sec. 95. SOLICITATION FOR AID. No solicitation for aid shall be sent to local Camps, except by permission of the President or the Board of Directors. The President shall fix and determine the states or territory in which the appeal shall be circulated.

   Sec. 96. DANGEROUS APPLIANCES PROHIBITED. Every local Camp and the members thereof are hereby prohibited from using any dangerous appliances or indulging in any ceremonies while conferring the degrees or adopting a member, other than those prescribed in the rituals of this Society. If the members of a local Camp violate this prohibition and use any appliances or indulge in any ceremonies other than prescribed in the rituals of the Society, the said members of the local Camp actually participating in violation of this section shall be personally liable for any damages that may be recovered as the result of such use or indulgence.

   Sec. 97. WAIVER OF BY-LAWS. No local Camp or any of the officers thereof, shall have the right or power to waive any of the provisions of the By-Laws of the Society.

   Sec. 98. LOCAL CAMP FUNDS. No local Camp shall expend or use any of its funds or property for any purpose other than carrying on local Camp work in conformity with the Society's By-Laws, and no local Camp or officer thereof shall collect or disburse money in any attempt to defeat the By-Laws of this Society.

   Sec. 99. SALE OF LIQUOR PROHIBITED. No local Camp shall sell intoxicating liquor at any meeting of the Camp or at any entertainment given under the auspices of Modern Woodmen of America.

   Sec. 100. CEREMONY AND PROCEEDINGS SHALL BE IN ENGLISH. Every local Camp shall be required to keep its official records and confer the ceremony of adoption in the English language, and failure to do so shall work a forfeiture of its charter.

   Sec. 101. PUBLICATIONS. No local Camp or member thereof shall publish or distribute or cause to be published or distributed or aid or assist in any manner in publishing or distributing any pamphlet, circular, paper, bulletin, or other like document pertaining to the Society or any of its officers, members, or Camps which the Board of Directors shall deem not for the best interests of the Society.

   Sec. 102. ACTIVITIES OF CAMPS AND MEMBERS. The Board of Directors of the Society shall have power to make rules and regulations concerning the activities of Camps and members thereof.

   Sec. 103. LOCAL CAMP BY-LAWS. Local Camps may adopt, alter or amend local Camp By-Laws after the same have been approved by the President. Unless others shall have been adopted, the By-Laws prescribed for local Camps as contained in the appendix hereto shall govern. If any local Camp By-Law shall be inconsistent with any of the provisions of the Society's By-Laws, including any changes, additions, or amendments which may be made from time to time, then the provisions of the Society's By-Laws shall prevail.

   Sec. 104. LOCAL CAMP OFFICERS. The officers of a local Camp are Consul, Past Consul, Adviser, Secretary, a Board of Trustees consisting of three members, Escort, Watchman, and a Sentry, who, with the exception of the Past Consul and Secretary, shall be elected as provided in the next following section. A local Camp may also elect a Banker if it so chooses, in which event the provisions of these By-Laws concerning Camp Bankers shall apply. The Consul, Past Consul, Adviser, Trustees, Escort, Watchman, Sentry and Banker must be Beneficial members of the Camp at the time of their election or appointment and during their term of office, who have attained sixteen years of age. The office of Past Consul shall be filled by the last retired Consul; PROVIDED, HOWEVER, that any new Camp or any established Camp that has no eligible retired Consul shall elect one of its Beneficial members to fill such office.

   Sec. 105. TIME OF ELECTION. All elective local Camp officers shall be elected by ballot at the first regular meeting in December of each year, in the order of precedence shown by the last preceding section. Sentence of suspension shall have the effect of making the member ineligible to office. The Consul shall act as judge of the election and shall appoint two tellers to collect the ballots and canvass the vote, the result being announced by the Consul upon report being made by the said tellers. A member of the Society who does not belong to the Camp holding the election shall not nominate any member for office, or act as teller or judge of election, or vote, and shall not participate in any manner in said election. Where there is more than one candidate for any office, it shall require a majority of the votes cast to elect, except that in Camps having By-Laws providing for the use of official printed ballots whereon the names of the candidates for all offices shall appear, and providing that ballots shall be received during a period of at least six hours, a plurality shall elect. If there shall be only one candidate placed in nomination for any office, the rules may be suspended and the candidate elected by acclamation. All Beneficial and Social members of the Camp present, who have attained sixteen years of age, shall vote, unless excused by the Camp. If for any reason, the election cannot be held at the time fixed herein, it may be held at the next succeeding regular meeting in December, unless written permission is obtained from the President providing otherwise.

   Sec. 106. TERMS OF OFFICE. All elective officers of a local Camp, except the Trustees, shall hold their respective offices for one year, and until their successors are elected and qualified. The members of the Board of Trustees of a newly chartered Camp shall serve--one for one year, one for two years, and one for three years. Their respective terms of office shall be determined by lot. Thereafter one Trustee shall be elected annually, whose term of office shall be three years, and until a successor is duly elected and qualified. Should any elective office, other than that of Consul, become vacant, the same shall be filled immediately by special election, except as provided in Section 109 hereof, and in Section 7 of Article II of the local Camp By-

Laws, contained in the appendix hereto.

   Sec. 107. INELIGIBILITY FOR OFFICE. Any Camp Secretary who has been removed under the provisions of these By-Laws or who has misappropriated Camp money or defrauded any member or member's family or beneficiary, shall be ineligible to serve again as Secretary of any Camp.

   Sec. 108. INSTALLATION OF OFFICERS-ELECT. The elective local Camp officers shall be installed at the first regular or special meeting held on or subsequent to the fifth day of January in each year, by the President, the President's Representative, Past Camp Consul, or Consul of another Camp; or the Camp Consul may appoint someone to perform that duty. No local Camp shall install its officers until the books and accounts of the Secretary and the Banker have been audited and the semiannual report shall have been formulated and forwarded to the Home Office.

   Sec. 109. ABSENCE AT INSTALLATION OF OFFICERS-ELECT. In the event that any member elected to an office in the local Camp is not present at the appointed time to be installed, unless excused by a majority vote of the members present, said office shall be declared vacant, and a successor shall be elected by ballot at once and thereupon installed. If excused under the provisions of this section, the officer shall be installed at the next regular meeting of the Camp. The Camp, by a majority vote, may permanently excuse any officer from installation, for reasons considered good and sufficient by the Camp. The installation of officers shall be regarded as a ritualistic ceremony only, and qualifications for office shall not be complete on the part of the officers required to give bond until their bonds have been duly executed, approved, and accepted. No bonded elective officer shall deliver any property or funds on hand to a successor, until notified by the Board of Trustees that such successor has duly qualified.

   Sec. 110. CERTAIN OFFICERS SHALL HOLD BUT ONE OFFICE. No member shall, while holding the office of Consul, Adviser, Secretary, or Banker, serve the Camp as one of its Trustees, nor shall any Camp Secretary hold any such similar position in any other fraternal benefit society, association, or order, nor shall any Camp officer act as representative or solicitor for any other fraternal benefit society, association, or order.

                                   CHAPTER 16

                                  CAMP CONSUL

   Sec. 111. DUTIES. The Consul shall preside at all meetings of the local Camp. The Consul shall communicate the Passwords, appoint all committees not otherwise provided for, and decide all questions of law and order, subject to appeal to the President. Such Consul shall act as judge of all elections, and shall sign all orders on the Banker before payment shall be made thereof, and shall perform all other duties reasonably necessary and required by the By-Laws of this Society.

   Sec. 112. DUTY TO FILL VACANCIES. In case of a vacancy in any local Camp office, except Consul, and for the succession to which no provision is made in these By- Laws, the Consul shall immediately appoint such officer, PRO TEMPORE, to fill said vacancy, which officer, if elective, shall hold office until the next regular meeting of the Camp, when said vacancy shall be filled by election. Said election shall be conducted in the same manner as the annual election of local Camp officers.

                                   CHAPTER 17

                                  CAMP ADVISER

   Sec. 113. DUTIES. The Adviser shall be the second officer in rank in the local Camp, and shall preside and perform all the duties of the Consul in case of the absence, refusal to act, or disability of the latter. Should the office of Consul become vacant by death, resignation or otherwise, the Adviser shall succeed to the office. In case of the absence, refusal to act, or disability of both the Consul and the Adviser, the Banker shall preside and perform the duties of Consul.

                                   CHAPTER 18

                                 CAMP SECRETARY

   Sec. 114. DUTIES. The Camp Secretary, who must be a

Beneficial member of the Society, shall be responsible for promoting fraternal activities and community service projects. The Secretary shall keep the minutes, records and accounts of the local Camp, conduct the correspondence thereof, and may communicate the Passwords to the members of the Camp.

   Sec. 115. HANDLING OF FUNDS. The Camp Secretary shall account for all moneys received in accordance with the provisions of these By-Laws. If the Camp has a Banker, the Secretary shall pay to the Banker all funds of the local Camp. Any accounts in which Camp funds are deposited shall be in the name of the Camp. In January and July of each year the Secretary shall furnish to the Board of Trustees a certificate from the depository showing the balance of such funds in the name of the Camp. If the Camp has a Banker, the Camp Secretary shall write and sign all orders drawn on the Banker and sign all official documents.

   Sec. 116. REPORTS. The Camp Secretary shall make all reports required by the By-Laws of the Society, by the President, by the National Secretary, and by the By-Laws of the Camp, and as often as required by them.

   Sec. 117. NOTIFY APPLICANT OF ELECTION. Immediately after the election of an applicant to Beneficial membership, the Camp Secretary shall notify such applicant thereof.

   Sec. 118. SEMIANNUAL REPORTS. The Camp Secretary shall, in January and July of each year, forward to the National Secretary a semiannual financial and activity report for the Camp, together with such other information as may be required by the Board of Directors, President or National Secretary.

   Sec. 119. AGENT OF LOCAL CAMP. The Secretary of a local Camp is hereby made and declared to be the agent of such Camp, and not the agent of the Society, and no act not specifically authorized in these By-Laws, nor any omission, shall have the effect of creating a liability on the part of this Society, or of waiving any right or immunity belonging to it.

   Sec. 120. COMPENSATION. The Camp Secretary shall receive as compensation for the faithful performance of duty, such sum as the local Camp fixes and provides.

                                   CHAPTER 19

                                   CAMP BANKER

   Sec. 121. DUTIES. The Camp Banker shall account for funds received from the Camp Secretary. The Banker shall have custody of all securities belonging to the Camp, pay all approved bills, account for all transactions, and shall perform such other duties as required by these By-Laws or the By-Laws of the Camp.

   Sec. 122. DEPOSIT OF FUNDS. The Camp Banker shall deposit all Camp funds in a bank in the name of the Camp. In January and July of each year, the Banker shall furnish to the Camp Secretary a certificate from the bank showing the balance of such funds.

   Sec. 123. REPORTS. The Camp Banker shall make a full report to the Camp of all transactions of the preceding semiannual period in January and July of each year, and at such other times as may be required by the Camp or the Board of Trustees.

   Sec. 124. WHEN CAMP BANKER SHALL PRESIDE. In the absence of both the Consul and the Adviser, the Camp Banker shall preside at the meetings of the Camp, and in case of the Banker's absence the members shall select some other Beneficial member of the Camp to preside.

                                   CHAPTER 20

                               OTHER CAMP OFFICERS

   Sec. 125. ESCORT. The Escort shall conduct applicants through the adoption ceremony, light the Camp-fire, take up the Passwords from all present at the meeting of the Camp before opening in form, investigate the urn and report the contents to the Consul at the appropriate time, and perform such other duties as the ritual, By-Laws, and Consul may require.

   Sec. 126. WATCHMAN. The Watchman shall have charge of the inner door, and shall perform all duties of the office under the direction of the Adviser.

   Sec. 127. SENTRY. The Sentry shall have charge of the outer door and ante-room, and shall courteously welcome visitors, and entertain belated members until they enter the Camp in form.

   Sec. 128. BOARD OF TRUSTEES. The Board of Trustees of the Camp shall have charge of all the property of the Camp except money and securities, carry out the directions and instructions of the Camp in matters relating thereto, and shall report accordingly to the Camp. It shall investigate all loans, investments, bills and claims referred to it. In January and July of each year, the Board of Trustees shall examine the reports, books, and records and audit the accounts of the Camp for the preceding semiannual period, and make report of such examination and audit to the Camp at its next regular meeting.

                                   CHAPTER 21

                                   DISCIPLINE

   Sec. 129. CONDUCT FOR WHICH LOCAL CAMP MAY BE DISCIPLINED. Should the local Camp, either through its actions or failure to act, be guilty of conduct which, in the opinion of the Board of Directors, is offensive or derogatory to the Society, the Camp shall be subject to discipline and may be punished therefore by suspension or revocation of its charter.

   Sec. 130. PROCEDURE IN DISCIPLINING CAMP. Upon receipt of notice that a local Camp has conducted itself in such a manner as to possibly be in violation of the provisions of Section 129, the President shall make complaint against said local Camp to the Board of Directors. The Board of Directors shall determine whether the conduct charged constitutes an offense against the Society, and, if so, it shall thereupon give notice to the Camp against which the President has made complaint and direct that such charges shall be heard and determined in such manner as said Board of Directors may prescribe. Such notice to the Camp shall be given by the Board of Directors through the National Secretary, by letter addressed to the Camp Secretary at the address of the Secretary as shown by the records of the National Secretary. Nothing contained in this chapter shall prevent the suspension or dissolution of a Camp, without charges, as otherwise provided in the By-Laws of the Society.

   Sec. 131. OFFENSES FOR WHICH MEMBER MAY BE DISCIPLINED. Upon commission of any act which, in the opinion of the Board of Directors, is derogatory to the Society or has the effect of bringing the Society into disrepute, the member guilty of such conduct shall be subject to such disciplinary action as hereinafter set forth.

   Sec. 132. PROCEDURE IN DISCIPLINING MEMBER. A member accused of conduct unbecoming a member of the Society, as described in Section 131 shall be entitled to a hearing in which the validity of the charges and the punishment, if any to be imposed, shall be determined. The Board of Directors shall prescribe (a) the manner of filing charges against any member accused of conduct set forth in Section 131; (b) the procedures to be followed in hearing and determining such charges; (c) the punishment that may be imposed; and (d) the procedures governing all appeals. PROVIDED, HOWEVER, that no punishment shall deprive a member of any rights conferred under the terms of any certificate, and in no case shall the punishment imposed exceed a fine of $50 or one yearOs suspension, or both.

   Sec. 133. EFFECT OF SUSPENSION. If the hearing of the charges against the member results in a fine or suspension from the Camp, such member shall thereby be deprived of the privilege of attending any meeting of any Camp, or of having any voice therein during the period of suspension or until the fine imposed is paid, and shall not be entitled to the Passwords or any of the other privileges of the Society for a like period. During this time said member shall not be a delegate or alternate to any County, District, State, or National Convention and shall not attend any such convention or have any voice therein, and shall be deprived of all rights of every nature whatsoever, except such rights conferred under the terms of any certificate and the right to make premium payments thereon.

   Sec. 134. EFFECT OF REPRIMAND. If the hearing of the charges against a member results in a reprimand, such member may not be permitted to participate in deliberations of the Camp for one month, nor fill any office in the Camp during such period.

                                   CHAPTER 22

                            MISCELLANEOUS PROVISIONS

   Sec. 135. MODERN WOODMEN OF AMERICA MEMORIAL SERVICES. Each local Camp may, at its first meeting in June, or at such other time as it may designate, hold appropriate memorial services for deceased members.

   Sec. 136. SUNDAYS AND LEGAL HOLIDAYS. When the date on which any act required by these By-Laws to be performed shall fall on Sunday, or on a legal holiday, or the last day of the period of time within which an act shall be required to be performed shall fall on Sunday, or a legal holiday, then such act shall be performed and such period of time shall be held to expire on the next day following such Sunday or legal holiday.

   Sec. 137. AMENDMENT OF THE SOCIETY'S BY-LAWS. The Society's By-Laws may be amended at any regular, adjourned, or special session of the National Convention, by a majority vote of the members present and entitled to vote. Said By-Laws may also be amended as follows: The Board of Directors may, by a majority vote, propose an amendment or amendments to the existing By-Laws, which proposal shall take the form of a resolution setting forth the change or changes to be made. When an amendment or amendments have been so proposed, the resolution containing same shall be certified by the President and the National Secretary under the seal of the Society, and a copy of such resolution, together with a ballot for voting for or against any such amendment or amendments, shall be sent by first-class mail by the National Secretary to each person who would be entitled to vote on such proposed amendment or amendments if personally present at a session of the National Convention then in session, directed to such person at his or her last known post office address, as shown by the records of the National Secretary. Within thirty days after the date of the mailing out of said resolution and ballot by said National Secretary, said ballot shall be voted and signed by the person to whom addressed and returned to said National Secretary. Thereupon, said National Secretary shall deliver said ballots to the Board of Directors, and said Board of Directors shall promptly canvass the same and declare the result of said vote on said proposed amendment or amendments. If the result of said vote as so declared discloses that a majority of those persons entitled to vote for or against the same have voted in favor of any said proposed amendment or amendments, then such amendment or amendments shall, as of the date when the result of said vote thereon was declared, take effect and become in full force as a By-Law or By-Laws of this Society, and shall remain in full force and effect as such By-Law or By-Laws until repealed or amended in the manner in these By-Laws provided. Any such amendment or amendments to said By-Laws, when adopted, shall be published in the Society's official publication.

   In the event that any of the provisions of the By-Laws may conflict with or shall hereafter conflict with any laws or Insurance Department rulings, having the effect of law in any state in which the Society shall be licensed to do business, the Board of Directors may in such instances, by resolution, amend the By-Laws, so as to comply with such laws or rulings. When the Board of Directors shall so amend the By-Laws, notice of such amendments shall be given by publication in the Society's official publication. From and after the date of such publication, such amendment, or amendments, shall be binding upon every member of the Society, and upon all those deriving legal rights from such members, until amended or repealed by the National Convention at a regular or special session.

   Sec. 138. AMENDMENT OF ARTICLES OF INCORPORATION. The Articles of Incorporation of this Society may be changed at any session of the National Convention by the adoption, on roll call by a majority vote of the delegates and officers present and entitled to vote, a quorum being present, of a resolution setting forth either the changes proposed or said articles as they will read if the resolution is adopted.


   In the event that any of the provisions of the Articles of Incorporation may conflict with or shall hereafter conflict with any laws or Insurance Department rulings, having the effect of law in any state in which the Society shall be licensed to do business, the Board of Directors may in such instances, by resolution, amend the Articles of Incorporation, so as to comply with such laws or rulings. When the Board of Directors shall so amend the Articles of Incorporation, notice of such amendments shall be given by publication in the Society's official publication. From and after the date of such publication, such amendment, or amendments, shall be binding upon every member of the Society, and upon all those deriving legal rights from such members, until amended or repealed by the National Convention at a regular or special session.

   Sec. 139. REPEALING CLAUSE. All By-Laws, or any part of any By-Law, heretofore enacted, inconsistent with these By-Laws, are hereby repealed.

   Sec. 140. PROOF OF BY-LAWS. Any printed copy of the By-Laws of this Society, duly certified under the seal thereof by the National Secretary, shall be admissible in evidence in any case or proceeding between any member and the Society; or between any beneficiary or beneficiaries and the Society; and shall be PRIMA FACIE proof that such By-Laws were duly adopted by the Society at the time they purport to have been adopted and were in force from and after the date fixed therein for the going into effect thereof and until the same shall have been shown to have been amended or repealed.

   Sec. 141. EFFECTIVE DATE. Except as herein otherwise provided, these laws shall take effect and be in force on and after the first day of September, A.D. 1998.

                      CERTIFICATE OF THE BOARD OF DIRECTORS

                        AND CHAIRMAN OF THE LAW COMMITTEE

   We, the undersigned Board of Directors and Chairman of the Law Committee of Modern Woodmen of America, having been authorized and directed by the Resolution of the National Convention of said Modern Woodmen of America at the regular meeting of said National Convention held at Nashville, Tennessee, June 22 - June 24, inclusive, A. D. 1998, to arrange and compile the By-Laws of the Society to conform to the several amendments and additions thereto as adopted by said National Convention, do hereby certify that we have so arranged and compiled said By-Laws; that said By-Laws as so arranged and compiled by us are set forth in the foregoing compilation; that we have carefully examined the foregoing compilation and that the said is a true and correct compilation of the By-Laws of the Society as amended and adopted by said National Convention at said meeting.

   Given under our hands this 9th day of July, A. D. 1998

          President                            National Secretary

                       Members of the Board of Directors

                            Chairman, Law Committee

                      CERTIFICATE OF THE PRESIDENT AND THE

                               NATIONAL SECRETARY

 We, the undersigned President and National Secretary of Modern Woodmen of America, having compared the foregoing compilation of the By-Laws of the Society with the record of the proceedings of the regular meeting of the National Convention held at Nashville, Tennessee, June 22nd to June 24th, inclusive, A.
D. 1998, do hereby certify that said compilation of said By-Laws is true and correct and in conformity with the record of the proceedings of the said National Convention and the same is a true and correct copy of said By-Laws adopted by said National Convention.

   IN WITNESS WHEREOF, we hereto attach our signatures this 9th day of July, A.
D. 1998.

                                                                       President

                                                              National Secretary

                                    APPENDIX

                                  1998 BY-LAWS



                                    CONTENTS

                           ARTICLES OF INCORPORATION

                           LOCAL CAMP BY-LAWS

                           INDEX

                           ARTICLES OF INCORPORATION
                                       OF
                           MODERN WOODMEN OF AMERICA

   1. The name or title by which this corporation shall be known in law is Modern Woodmen of America.

   2. The principal business office shall be located in the City of Rock Island, County of Rock Island, State of Illinois.

   3. This corporation is a fraternal benefit society, without capital stock, organized and carried on for the sole benefit of its members and their beneficiaries and not for profit, having a lodge system with ritualistic form of work and representative form of government. The purpose of the Society shall be to encourage and foster acts of fraternity by and to promote fraternal relationships among its members and to provide death, disability, and other benefits, rights and privileges as authorized by its By-Laws and in accordance with the laws of Illinois. It may create, maintain, and disburse funds in accordance with its By-Laws and the laws of Illinois. The payment of benefits in all cases, shall be subject to compliance by the member with the contract, rules and laws of the Society.

   4. The plan which shall be followed in carrying out the purpose of this Society is as follows, to wit: By the organization of local Camps and a National Convention, as defined in the By-Laws. The local Camps shall have stated meetings at least once a month, and the National Convention shall meet at least once in four calendar years. The National Convention shall be the legislative and governing body of the Society, having jurisdiction over all subordinate Camps and officers and members of the Society. It shall be the judge of the election and qualification of its own members. It shall possess the power to do and perform any and all acts and things by it deemed essential to the welfare and perpetuity of the Society and in conformity with the laws of the State of Illinois. The Society shall have the power to acquire, hold and convey such real and personal property as shall be requisite for the convenient accommodation of the transaction of its business and such as may come into its possession by reason of its investments or in satisfaction of indebtedness. The Society may create, maintain, and operate for the benefit of its sick, disabled, aged, or distressed members and their families and dependents, hospitals, asylums, homes, or sanatoriums, and for such purpose may own, hold, or lease personal property and real property located within or without the State of Illinois, with necessary buildings thereon.

   5. The elective officers of this Society shall consist of a Board of Directors, composed of such number of persons as shall be provided for in the By-Laws of the Society, a President, a National Secretary and such other officers as the By-Laws of the Society shall provide. They shall be elected by a majority vote at any regular session of the National Convention for such term as fixed by the By-Laws. In case of the death, resignation, or removal of any of said officers, the successor for the unexpired term shall be appointed as provided in the By-Laws of the Society. The By-Laws may provide that the President and the National Secretary, or either of them, shall ex-officio, be members of the Board of Directors. The Board of Directors shall manage the financial affairs of the Society, shall protect the charter of the Society, shall exercise the corporate powers of the Society, as provided by the laws of the State of Illinois, shall have the control and custody of all securities and all real and personal property which the Society shall possess or acquire, with power to designate a custodian to have charge of any real or personal property of the Society, and shall perform such other duties as may devolve upon said Board by the laws of the State of Illinois and the By-Laws of the Society.


   6. Membership in this Society shall be subject to the requirements of the laws of Illinois and the By-Laws of this Society.

                               LOCAL CAMP BY-LAWS

                                   ARTICLE I

                               NAME AND MEETINGS

   Sec. 1. NAME. The name of this Camp shall be
           Camp, No.         , Modern

Woodmen of America.

   Sec. 2. MEETINGS. Regular meetings shall be held on the
                                           of every month.

   Sec. 3. HOUR OF MEETINGS. The hour of commencing all
regular meetings shall be                  o'clock p.m.

                                   ARTICLE II

                                    OFFICERS

   Sec. 4. ELECTION AND INSTALLATION. The elective officers of this Camp shall be elected and installed at such time and in such manner as provided for in the By-Laws of this Society.

   Sec. 5. BOND OF SECRETARY AND BANKER. The Secretary and the Banker shall each give a satisfactory bond in the sum of _______ dollars, conditioned upon the faithful rendering of and performance of the trust. The Trustees shall approve and be the custodians of said bonds, and the same shall be accepted by a majority vote of the Beneficial members present; PROVIDED, HOWEVER, that the requirements of this section shall be applicable only to the bond amount in excess of any blanket bond provided for by the Society's Board of Directors.

   Sec. 6. COMPENSATION OF SECRETARY. The Secretary shall, as compensation for the faithful performance of duty, receive an amount fixed by the Camp to be paid semiannually and determined on the basis of the number of Camp activities held during the previous semiannual period.

   Sec. 7. ABSENCE. Absence from three consecutive meetings, unless excused for reasonable cause by a majority vote of the Camp, will be considered at the fourth or any subsequent meeting as the resignation of any elective officer, and the Consul may order an election to fill such vacancy.

   Sec. 8. DUTIES. The duties and responsibilities of Camp Officers will be as provided in the Society's By-Laws and as outlined in the "Officers and Activity Manual" provided by the Home Office.

                                  ARTICLE III

                                   AMENDMENTS

   Sec. 9. HOW BY-LAWS MAY BE AMENDED. These By-Laws may be amended by a two-thirds vote of the members present at any regular meeting; PROVIDED, that any proposed amendment must be submitted in writing and read at a regular meeting of the Camp, and then be laid over for consideration until the next regular meeting, but the same shall not be in force until approved by the President.

                                     INDEX

                                                                             Section
ADOPTION
   Dangerous appliances prohibited ...........................................    96
   President may suspend adoption ............................................    51
   Shall be in accordance with ritual ........................................     4

ADVISER
Duties ....................................................................       65
   Election, qualification and installation ..................................43, 44
   Member of National Convention with vote ...................................    35

ADVISER, LOCAL CAMP
   Beneficial member ........................................................    104
   Duties ...................................................................    113
   Shall not act as Trustee .................................................    110
   Term of office ...........................................................    106

AGE
Misstatement of age ........................................................ .    16
   Qualified age limits for members ..........................................     3

AMENDMENTS
   Articles of Incorporation ................................................    138
   Society's By-Laws ........................................................    137
   APPEALS FOR AID
   Authorization required ....................................................    95



APPEALS FROM DECISIONS
   Of President to Board of Directors ........................................    55
   Of President and Board of Directors to National
   Convention ..............................................................      36

APPENDIX TO BY-LAWS, CONTENTS
   Articles of Incorporation (Page 46)
   Local Camp By-Laws (Page 48) .............................................    103

APPLICANT FOR MEMBERSHIP
   Adoption of (See Adoption)
   Application forms ........................................................      4
   Application part of contract with member .................................     15
   Election and notification ................................................    117
   Initial application to Camp; action of Camp ..............................      4
   Investigating Committee on Applicant; duties .............................      4
   National Secretary may refuse to issue certificate .......................      4
   Qualifications for membership ............................................      3


                                                                             Section
   Rejection of (See Rejection)
   Vote on, by Camp ..........................................................     4
   Vote on; reconsideration of unfavorable ballot ............................     4

APPOINTIVE OFFICERS .......................................................       45

ARTICLES OF INCORPORATION
   Amendments ...............................................................    138
   By-Laws shall not conflict ...............................................     36
   Contained in Appendix to By-Laws   (Page 46)
   Part of contract with member .............................................     15

ASSIGNMENT
   Requirements ..............................................................    19

AUDIT, CAMP ACCOUNTS
   By Camp trustees ....................................................    90,  128
   By Special Auditor ......................................................  .   60

BANKER, LOCAL CAMP
   Bond .....................................................................     62
   Duties ...................................................................    121
   Election of Banker optional with Camp .................................. 104, 115
   Handling of Camp funds ............................................ 115, 121, 122
   Report of transactions to Camp .......................................... 89, 123
   Securities of Camp in custody of ............................................ 121
   Succession to office of Consul ......................................... 113, 124

BANKS
(See Depository Banks)

BENEFICIAL MEMBER
   Adoption of (See Adoption)
   Application forms for .....................................................     4
   Camp Membership ...........................................................     5
   Contract ..................................................................    15
   No voice in management if under age 16 ....................................     3
   Qualifications for membership .............................................     3

BENEFICIARY
   Change of beneficiary or method of payment ...............................     25
   Death of, prior to death of insured ......................................     21
   Death of insured by hand of beneficiary ..................................     22



                                                                         Section
   Death of insured and beneficiary simultaneously ...........................    23
   Designation of, vesting of interest .......................................    18
   Designation of, as a class ................................................    20
   Minors, payment ...........................................................    27
   Substitute certificate ....................................................    26
   Unlocated after five years, payment to Fraternal
   Aid Fund ..................................................................    28

BOARD OF DIRECTORS
   Bonds .....................................................................    49
   Compensation, if also an appointive officer ...............................    62
   Certified copies of decisions .............................................    56
   Composition ...............................................................    61
   Duties and powers .........................................................    62
   Elective office ...........................................................    43
   Governing body ............................................................    62
   Indemnification ...........................................................    50

   Meetings, regular and special; quorum .....................................    64
   National Convention; members of, with votes ...............................    35
   National Secretary, ex officio member and
     Secretary ...............................................................56, 61
   President, ex officio member and presiding
     officer .................................................................51, 61
   Proceedings; written record maintained ....................................    56
   Report to National Convention .............................................    47
   Vacancy, interim, how filled ..............................................    61

   BOARD OF DIRECTORS, POWERS AND DUTIES
   Activities of Camps and members ..........................................    102
   Allocation of Surplus ....................................................     10
   Appeal of President's decision ...........................................     55
   Appeals for aid; authorization ...........................................     95
   Application for membership blanks prescribed by ..........................      4
   Appointment or confirmation of officers ..................................     45
   Bonds of Officers and Employees ..........................................     49
   Bonds of Camp Officers and Field Representatives .........................     62
   By-Laws construed by .....................................................     62
   By-Laws; revision and printing ...........................................     69
   Camps; discipline .......................................................129, 130
   Camp Secretary
     appointment or removal ................................................. 59, 62
   Certificate amounts, forms, plans, provisions,
     options, rates, prescribed by ..........................................      6
   Certificate; waiver or modification of restrictions ......................     62



                                                                         Section
   Claims; approval .........................................................     62
   Compensation of appointive and elective officers .........................     62
   Corporate powers of Society administered by ..............................     62
   Corporate Custodians; designation ........................................     62
   Delegate powers and duties ...............................................     62
   Depositories designation .................................................     62
   Discipline of members ...................................................131, 132
   Dividends; determination .................................................     10
   Dues .....................................................................      8
   Field work ...............................................................     62
   Field Representative; appointment, removal,
     bond, compensation .....................................................     62
   Fraternal benefits .......................................................     34
   Fraternal department .....................................................     31
   Funds of Society; control and disposition ................................     62
   Hospitals, asylums, homes, sanatoriums ...................................     33
   Investments ..............................................................     62
   Junior and Teen Service Clubs ............................................     31
   Law committee; appointment ...............................................     63
   Maintenance of Reserves ..................................................     11
   National Convention committees; appointment,
     duties, compensation ...................................................     63
   National Convention; time and place of
     meeting ................................................................ 38, 39
   Nonforfeiture options, additional ........................................      9
   Officer of Society; removal, vacancy .....................................     62
   Premium Rates ............................................................      6
   President; vacancy in office .............................................     54
   President; prescribed duties .............................................     51
   Promote civic, youth, educational and patriotic
     projects ...............................................................     31
   Property of Society; control and disposition .............................     62
   Publications for members .................................................     32
   Publications, local Camp; approval .......................................    101
   Reserve deficiency; allocation ...........................................     11
   Rituals prescribed by ....................................................     62
   State Convention; change of date and place ...............................     77
   State Convention officers; removal, vacancy ..............................     79
   Territory of Society may be prescribed by ................................     62
   Transfer of membership prescribed by .....................................      5

BONDS
   Camp Officers .............................................................    62
   Employees of Society ......................................................    49
   Field Representatives .....................................................    62


                                                                            Section
   National Secretary custodian of surety bonds ..............................    56
   Officers, elective and appointive .........................................    49

BY-LAWS
   Amendments; Law Committee report .........................................     69
   Amendments ...............................................................    137
   Camp funds shall not be used to defeat ...................................     98

   Construed by President; appeal from decision .............................     55
   Construed by Board of Directors ..........................................     62
   Effective date of ........................................................    141
   Evidence, printed copy admissible ........................................    140
   Local Camp (See Appendix, Page 46) .......................................    103
   National Convention has power to make laws ...............................     36
   Part of contract for Beneficial membership ...............................     15
   Repeal of former inconsistent By-Laws ....................................    139
   Revised, indexed and printed .............................................     69
   Violations, by Camp ......................................................     51
   Waiver of By-Laws not permitted ..........................................    17, 97


CAMP, LOCAL
   Activities; accounting for funds to Camp .................................    102
   Adoption ceremony (See Adoption)
   Appeals for Aid ..........................................................     95
   Application for membership voted on by ...................................      4
   Audits (See Audit, Camp Accounts)
   By-Laws of, contained in Appendix (Page 46) ..............................    103
   By-Laws of; President shall approve ......................................    103
   Ceremony and proceedings in English ......................................    100
   Charter of (See Charter)
   Consolidation, how effected .............................................. 92, 93
   County and District Conventions; representation
     in (See County and District Conventions)
   Discipline of, for offenses .........................................51, 129, 130
   Dues (See Dues)
   Election of officers ....................................................104, 105
   Funds (See Funds, Local Camp)
   Inactive Camp defined; procedure to build up .............................     88
   Liquor; sale at meeting or entertainment
     prohibited .............................................................     99
   Meetings, regular and adjourned ..........................................     87
   Meetings, special ........................................................     91
   Meetings; failure to hold ................................................     88
   Meetings; presiding officers ............................................111, 124
   Membership must be held in a Camp ........................................      5
   Members cannot belong to more than one Camp ..............................      5



                                                                         Section
   Memorial service for deceased members ....................................    135
   Minutes, records and accounts kept by Secretary ..........................    114
   National Convention has jurisdiction over ................................     36
   New Camp; organization of .............................................84, 85, 86
   Property of (See Property, Local Camp)
   Publications by, when prohibited .........................................    101
   Securities; Camp Banker custodian of .....................................    121
   Semiannual reports to, by Camp Officers ..................................89, 123
   Semiannual report and financial statement ................................    118
   State Convention; delegates elected directly to
     by Camp, when ..........................................................     73
   Supplies; how obtained ...................................................     86
   Transfer of membership to another Camp ...................................      5

   CAMP OFFICERS
   Appointment or removal ........................................... 53, 59, 60, 62
   Audit of books and accounts ..........................................60, 90, 128
   Bonds of (See Bonds)
   Election .................................................................    105
   Ineligibility ............................................................    107
   Installation ........................................................86, 108, 109
   Officers who can hold but one office .....................................    110
   Qualifications ...........................................................    104
   Reports to Camp by .......................................................89, 123
   Shall not act as solicitor or representative for
     other insurance company ................................................    110
   Social member cannot hold certain offices ................................      3
   Terms of office ..........................................................    106
   Transfer of property from one officer to another .........................     60
     Vacancies in office (See Vacancies)

CERTIFICATES
   Allocation of Surplus .....................................................    10
   Defined ...................................................................     7
   Forfeiture of, not waived by receipt of payment
     from member .............................................................     7
   Forms, plans, provisions, rates prescribed by
     Board of Directors ......................................................     6
   Maintenance of reserves ...................................................    11
   M. W. A. 4 percent forms defined;
     nonforfeiture provisions ................................................  7, 9
   National Secretary may not issue ..........................................     4
   Part of contract with member ..............................................    15
   Provisions and rates authorized by Illinois
     state laws ..............................................................     6

                                                                         Section
   Reinstatement of ..........................................................    13
   Reserve liability, valuation of ...........................................    11
   Substitute certificate, how obtained ......................................    26
   Suspension of (See Suspension)
   Waiver or modification ....................................................17, 62

CHARTER, LOCAL CAMP
   Granted by President ......................................................    85
   Petition for, how made ....................................................    84
   Revocation of; consolidation with other Camps .............................92, 93
   Revocation; causes for which may be revoked ..............................87, 129

CLAIMS
   Beneficiaries (See Beneficiaries)
   Board of Directors shall determine liability ..............................    62
   Death Proofs; furnishing of, condition precedent
     to any liability ........................................................    29
   Final liability for premiums and dues .....................................     7
   Forms for making claim ....................................................    28
   Lawsuits for recovery on certificate or rider .............................    30
   Protection against subsequent claim .......................................    24
   Payment, change in method .................................................    25
   Waiver of certificate or rider if lost or beyond
     Claimant's control ......................................................    27

COMMITTEES, NATIONAL CONVENTION
   Appointment, duties, term of office .......................................    63
   Compensation ..............................................................42, 63
   Law Committee, appointment, duties ........................................63, 69
   Members of National Convention without vote ...............................    35
   Reports to National Convention ............................................    36

COMPENSATION
   Appointive officers; fixed by Board of Directors .........................     62
   Camp Secretary ...........................................................    120
   Elective officers ........................................................     62
   Field Representative .....................................................     62
   National Convention Delegates and
     Committeemen ........................................................... 42, 63

CONSUL, LOCAL CAMP
   Camp Officer pro tempore appointments ....................................    112
   Duties ...................................................................    111
   Investigating Committee on Applicants ....................................      4
   Qualifications ...........................................................    104

                                                                         Section
   Shall not act as Trustee .................................................    110
   Successor, in case of absence or vacancy ................................113, 124


CONTRACT FOR BENEFICIAL MEMBERSHIP
   Definition ................................................................    15
   No waiver of By-Laws relating to ..........................................    17

CORPORATION
   Corporate powers of Society administered by
     Board of Directors ......................................................    62
   Society incorporated under Illinois state laws ............................     2

COUNTY AND DISTRICT CONVENTIONS
   Contests, delegate or alternate ...........................................    76
   Credentials of delegates ..................................................82, 83
   Delegates must be Beneficial members ......................................    70
   Delegates; basis of representation ........................................    72
   Delegates; expenses paid by Camps .........................................    79
   District Conventions ......................................................    75
   Meeting; arrangements .....................................................    76
   Meeting; date and place; notice ...........................................74, 75
   Order of business .........................................................    76
   Presiding officer .........................................................    76
   Recapitulation sheets .....................................................    71
   State Convention delegates and alternates .................................    78

CREDENTIALS
   County, District and State Convention delegates
     and alternates ..........................................................    82
   National Convention delegates and alternates ..............................    83

DEPOSITORY BANKS
   Designated by Board of Directors ..........................................    62

DISCIPLINE OF CAMP
   Offenses for which may be disciplined ....................................    129

   Procedure ................................................................    130
   Violation of By-Laws .....................................................     51

DISCIPLINE OF MEMBER
   Offenses .................................................................    131
   Procedure ................................................................    132
   Reprimand of member ......................................................    134
    Suspension of member ....................................................    133


                                                                         Section

DISTRICT CONVENTIONS
   (See County and District Conventions)

DIVIDENDS
   Board of Directors determine ..............................................    10

DUES
   Amount ....................................................................     8
   How and when paid ......................................................... 7 , 8
   Non payment, effect .......................................................8 , 12

ELECTION
   Camp officers ...........................................................104, 105
   Camp officers; Social members .............................................     3
   County Convention delegates and alternates ................................    73
   Members, to membership in local Camp ......................................     4
   National Convention delegates and alternates ..............................    77
   National Convention officers ..............................................36, 44
   State Convention delegates and alternates .................................    76
   State Consul and State Secretary ..........................................    80

ELECTIVE OFFICERS .........................................................      4 3

EMPLOYEES
   Surety bond covering ......................................................    56
   Indemnification ...........................................................    50

ESCORT
   Duties ....................................................................    68
   Elective office ...........................................................    43

ESCORT, LOCAL CAMP
   Duties ...................................................................    125
   Election ................................................................104, 106

EVIDENCE
   Printed copy of By-Laws admissible in court as ...........................    140

EXPENSE REIMBURSEMENT FOR CONVENTIONS
   National Convention .......................................................    42
   State Conventions .........................................................    81


                                                                         Section

FIELD WORK
   Board of Directors shall have charge ......................................    62
   Field Representative; appointment, bond,
     compensation, removal ...................................................    62
   Field Representative; organization of
     new Camp by .............................................................    86

FRATERNAL BENEFITS
   Authorized by Board of Directors ..........................................    34
   Not a contractual right ...................................................     3
   FRATERNAL DEPARTMENT ......................................................    31

FUNDS OF SOCIETY
   Beneficiary, no individual rights in ......................................    14
   Board of Directors shall control ..........................................    62
   Depository banks ..........................................................    62
   Members, no individual rights in ..........................................    14
   One fund ..................................................................    14
   Fraternal Aid Fund, unclaimed benefits ....................................    28
   Surplus or deficiency .....................................................10, 11

FUNDS, LOCAL CAMP
   Compensation of Secretary ................................................   120
   Deposited in name of Camp .............................................. 115, 122
   Handling ................................................................115, 121
   How expended .............................................................     96

GRACE PERIOD
   Death of member during grace period ........................................    7

   For making premium payments ................................................    7

HOME OFFICE
   Location ...................................................................    1

HOMES, HOSPITALS
   Society may create, maintain and operate ..................................    33

ILLINOIS LAWS
   By-Laws shall not be in conflict with .....................................    36
   Certificate provisions and rates authorized by ............................     6
   Controls in naming of beneficiaries .......................................    18
   Nonforfeiture options authorization .......................................     9
   Society incorporated under ................................................     2

INSTALLATION, LOCAL CAMP OFFICERS
   Absence from, vacates office, unless excused .............................    109
   Is ritualistic ceremony only .............................................    109



                                                                         Section

   New Camp, by Field Representative ........................................     86
   When and by whom installed ...............................................    108

INTEREST
   Interest assumptions used in valuation of
     certificates ............................................................     6
   On premium in default more than four months ...............................    12

INVESTIGATING COMMITTEE ON APPLICANTS
   Appointed by Camp Consul; duties ...........................................    4

INVESTMENTS
   Board of Directors shall have control of ..................................    62

LANGUAGE, ENGLISH
   Camp ceremonies and records in English ...................................    100
   Rituals printed in English ...............................................     62

LAW COMMITTEE
   Appointment; term of office ...............................................    63
   By-Law changes, recommendations ...........................................    69
   Compensation ..............................................................42, 63
   Duties ....................................................................63, 69
   Members of National Convention without vote ...............................    35
   Report to National Convention .............................................    69

LEGAL HOLIDAYS AND SUNDAYS
   Effect ...................................................................    136

LIABILITY OF MEMBERS
   Maintenance of reserves ...................................................    11
   Premiums and dues .........................................................  7, 8
   Reinstatement of Certificate ..............................................    12
   Special assessment ........................................................    11

MEMORIAL SERVICES, CAMP
   For deceased members .....................................................    135

MINUTES
   Board of Directors' meetings ..............................................    56
   National Convention meeting ...............................................    56

NATIONAL CONVENTION
   Appeals from decisions of President or Board
  of Directors ............................................................       36
   Attendance ................................................................    41



                                                                         Section

Board of Directors shall constitute National
     Convention when not in session .........................................     62
   By-Laws amended and adopted; procedure ...................................    137
   Committees; appointment, members, duties,
  compensation ............................................................   35, 63
   Credentials of delegates and alternates ...................................    82
   Delegates; number and basis of representation;
     recapitulation sheet; how elected .............................. 40, 71, 72, 78
   Legislative and governing body of Society .................................    36
   Meetings; time and place ..................................................38, 39
   National Convention defined; members ......................................    35
   Officers with votes .......................................................    35
   Payment for attendance ....................................................    42
   Powers ....................................................................    36
   Presiding officers ........................................................51, 65
   Proceedings ...............................................................    56
   Quorum ....................................................................    37
   Special Meetings ..........................................................    39

NATIONAL SECRETARY
   Administrative officer ....................................................    56
   Elective office ...........................................................    43
   Board of Directors; member and Secretary ..................................56, 61
   Camp Officers removed by and vacancies filled .............................    60
   Camp Records; audit .......................................................    60
   Camp Secretary; removal, vacancy ..........................................    59
   Corresponding and accounting officer of Society ...........................    56
   County and District Conventions; notice of
     meetings ................................................................74, 75
   Custodian of surety bonds, deeds, files, records ..........................    64
   Duties and Powers .........................................................    56
   Election and installation .................................................    44
   National Convention; credentials of delegates .............................    82
   National Convention; member with vote .....................................    35
   National Convention special meeting .......................................    39
   Recapitulation Sheets .....................................................    71
   Suspension and reinstatement notices ......................................    12
   Vacancy in office .........................................................    58

NONFORFEITURE OPTIONS
   (See Options, Nonforfeiture)

OFFENSES
   Camps ...............................................................51, 129, 130
Members ..........................................................131, 132, 133, 134



                                                                         Section

OFFICERS, APPOINTIVE
   Bonds of, Surety ..........................................................    49
   Compensation fixed by Board of Directors ..................................    62
   Compensation, if also a Director ..........................................    62
   Defined ...................................................................    45
   Indemnification ...........................................................    50
   Members of National Convention without vote ...............................    35
   Membership in Society required ............................................    45
   Property to be turned over to successors ..................................    48
   Removal ...................................................................    62
   Reports to National Convention ............................................    47
   Terms of office ...........................................................    46

OFFICERS, ELECTIVE
   Bonds of, Surety ..........................................................    49
   Compensation ..............................................................    62
   Defined ...................................................................    43
   Election ..................................................................36, 44
   Indemnification ...........................................................    50
   Installation ..............................................................    44
   Members of National Convention with vote ..................................    35
   Property to be turned over to successors ..................................    48
   Reimbursement for National Convention
     attendance ..............................................................    42
   Removal; vacancy ..........................................................    62
   Reports to National Convention ............................................    36
   Term of office ............................................................    46
   Vacancies, how filled .....................................................54, 62

OFFICERS, CAMP
   (See Camp Officers)

   OPTIONS, NONFORFEITURE
   Valuation standards on which computed ......................................    9

PAID-UP INSURANCE CERTIFICATE
   Member not liable for dues .................................................    8

PASSWORDS
   Camp Consul shall communicate ............................................    111
   Camp Secretary may communicate ...........................................    114
   President shall select and promulgate ....................................     52
   Social member entitled to receive ........................................      3

PAST CONSUL, LOCAL CAMP
   Office of, how filled ....................................................    104



                                                                            Section

PAST NATIONAL SECRETARY
   Appointment as member of National Convention ..............................    35

PAST PRESIDENT
   Appointment as member of National Convention ..............................    35

PREMIUMS
   Allocation of surplus .....................................................    10

   Due date, mode and notice ..................................................    7
   Rates prescribed by Board of Directors .....................................    6

PRESIDENT
   Adoption of new members; suspension ......................................     51
   Appeals for aid may be authorized ........................................     95
   Board of Directors; member ............................................... 51, 61
   Bond of, Surety ..........................................................     49
   By-Laws construed by .....................................................     55
   Camp By-Laws approved by .................................................    103
   Camp Charter granted by ..................................................     85
   Camp Charter revoked by .................................................. 87, 93
   Camps consolidated by .................................................... 92, 93
   Camps disciplined ........................................................51, 133
   Camp officers may be removed .............................................     53
   Chief executive officer of Society .......................................     51
   Decisions of and appeals therefrom .......................................     55
   Duties and powers ........................................................ 51, 55
   Duties imposed by Board of Directors .....................................     51
   Election and installation of .............................................     44
   Elective office ..........................................................     43
   Member of National Convention with vote ..................................     35
   National Convention; Presiding officer ...................................     51
   National Convention; special meetings ....................................     39
   Password; selection and promulgation .....................................     52
   Secret work; custodian of and instructor .................................     52
   Term of office ...........................................................     46
   Vacancy in office; substitute and successor ..............................     54

PROPERTY
   Board of Directors; control and disposition ...............................    62
   Officers shall turn over to successors ....................................    48

PROPERTY, LOCAL CAMP
   After Discovered Assets ..................................................     94
   Board of Trustees; custodian .............................................    128
   Consolidated Camps ....................................................92, 93, 94
   Delivered to successor in office .........................................    109




                                                                         Section

   National Secretary may take control and custody ...........................    60
   Used for Camp purposes only ...............................................    98

PUBLICATIONS, CAMP
   When prohibited ..........................................................    101

PUBLICATIONS, OFFICIAL
   Amended By-Laws publication ..............................................    137
   Board of Directors may provide ...........................................     32

QUALIFICATIONS FOR MEMBERSHIP
   Beneficial and Social ......................................................    3

QUORUM
   Board of Directors ........................................................    64
   Local Camp ................................................................    87
   National Convention .......................................................    37

RECAPITULATION SHEET
   County and District Convention representation .............................    71
   State Convention representation ...........................................40, 71

REINSTATEMENT FROM SUSPENSION
   General requirements ......................................................    13
   Notice ....................................................................    12

REJECTION OF APPLICANT
   Reconsideration of unfavorable ballot ......................................    4

REPORTS
   Appointive officers .......................................................    47
   Board of Directors ........................................................    47
   Camp's Semiannual Report ..................................................   118
   Camp officers, semiannual report to Camp .................................89, 123
   Law Committee .............................................................    69

REPORTS OF CAMP SECRETARY
   Form of, and time for filing with National
      Secretary ..............................................................  116

REPRIMAND
   Effect ...................................................................    134

RESERVE LIABILITY
   On outstanding certificates ...............................................    11

                                                                         Section
RIDERS
   Forms, terms, amounts, rates prescribed by
     Board of Directors ......................................................    62
   Liability of member for premium ...........................................     7
   Part of contract with member ..............................................    15

RITUAL
   Adoption .................................................................      4
   Dangerous appliances prohibited ..........................................     96
   Furnished new Camps ......................................................     86
   Installation a ritualistic ceremony only .................................    109
   National Convention may prescribe
     ritualistic work .......................................................     36
   Prescribed by Board of Directors .........................................     62
   Printed in English language ..............................................     62

SEAL, OFFICIAL
   National Secretary shall affix to documents ...............................    56

SECRET WORK
   Field Representative may instruct new Camp ................................    86
   President custodian of and instructor .....................................    52

SECRETARY, LOCAL CAMP
   AAccounts, minutes, records of Camp ......................................    114
   Agent of local Camp and not of Society ...................................    119
   Applicant notified of election to membership by ..........................    117
   Appointment of ........................................................... 59, 62
   Audit of records and accounts ............................................90, 128
   Bond of; premium pro rated among Camps ...................................     62
   By-Laws cannot be waived by .............................................. 17, 99
   Compensation .............................................................    120
   Correspondence of Camp conducted by ......................................    114
   County Convention; Secretary of largest Camp
     shall arrange for meeting ..............................................     76
   Funds, handling of .......................................................    115
   Password .................................................................    114
   Removal of; vacancy filled ............................................... 59, 60
   Removal; ineligibility ...................................................    107
   Reports required .........................................................    116
   Semiannual reports .......................................................    118
   Semiannual report to Camp ................................................ 89, 90
   Shall not hold similar position for other
     insurance company ......................................................    110
   Shall not act as Camp Trustee ............................................    110



                                                                         Section

SENTRY
   Duties ....................................................................    68
   Election and installation .................................................    44
   Elective office ...........................................................    43
   Member of National Convention without vote ................................    35
   Term of office ............................................................    46

SENTRY, LOCAL CAMP
   Duties ...................................................................    127

SOCIAL MEMBERS
   Adoption ...................................................................    4
   Application form ...........................................................    4
   Camp offices to which not eligible .........................................    3
   Defined ....................................................................    3
   Dues .......................................................................    8
   Qualifications for membership ..............................................    3

SOCIETY
   A corporation .............................................................     2
   Name and location .........................................................     1
   Nature and purposes .......................................................     2
   Territory .................................................................    62

SPECIAL ASSESSMENTS
   May be levied on members, when ............................................    11

STATE CONVENTIONS
   Contests, delegate or alternate ...........................................    80
   Credentials of delegates ..................................................    82
   Delegates; qualification ..................................................    70
   Delegates to National Convention; basis of
     representation; how selected and
     distributed .....................................................42, 72, 73, 78
   Delegates to National Convention certified to

     National Secretary ......................................................    83
   Election of delegates .....................................................    77
   Expenses of delegates and officers ........................................    81
   Meetings; expense, time and place .........................................77, 81
   Officers (See State Consul and State Secretary)
   Order of business .........................................................    80
   Powers and prerogatives ...................................................    77
   Recapitulation sheet ......................................................    72
   Reports and information ...................................................    72
   State combined with contiguous state ......................................    40



                                                                         Section

STATE CONSUL AND STATE SECRETARY

   Duties and term of office .................................................    79
   Elected by State Convention ...............................................    80
   Expenses ..................................................................    81
   Qualifications ............................................................    79
   Removal from office; vacancy ..............................................    79

SUNDAYS AND HOLIDAYS
   Effect ...................................................................    136

SUPPLIES
   Camp supplies furnished by National Secretary .............................    86

SURPLUS
   Allocation or apportionment ...............................................    10

SUSPENSION OF MEMBER
   For nonpayment ...........................................................     12
   Offenses; effect of suspension ...........................................    133
   Reinstatement rights .....................................................     13

TERRITORY
   Of Society ................................................................    62

TRANSFER
   Transfer of Camp property authorized ......................................    59
   Transfer of membership to another Camp ....................................    5

TRIALS
   Procedure in disciplining members ..................................132, 133, 134

TRUSTEES, LOCAL CAMP
   Audit of Camp accounts ...................................................90, 128
   Bank certificates .......................................................115, 122
   Custodian of Camp property ...............................................    128
   Duties ...................................................................    123
   Notice to officer to turn over property to successor .....................    109
   Qualifications ...........................................................    104
   Terms of office ..........................................................    106

VACANCIES IN OFFICE
   Board of Directors .......................................................     62
   Camp Consul ..............................................................    113
   Camp Officer ....................................................53, 60, 106, 112
   Camp Officer; caused by absence ..........................................    109
   Camp Secretary ........................................................... 59, 62



                                                                         Section

   National and State Convention office ......................................62, 79
   National Secretary's Office ...............................................    57
   President's Office ........................................................    54

VALUATION
   Of certificates ............................................................    7
   Standards for computing nonforfeiture options ..............................    6

WAIVER
   Furnishing death proofs, no acknowledgment of
  liability or waiver of defenses .........................................       28
   No waiver of any By-Law by officer, Camp
     or member ...............................................................17, 97
   Of certificate or rider if lost or beyond
     control of member or claimant ...........................................    26
   Waiver or modification of restrictions in
     outstanding certificates ................................................    62

WATCHMAN
   Duties ....................................................................    67
   Elective office ...........................................................    43

WATCHMAN, LOCAL CAMP
   Duties ...................................................................    126

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